SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          PEOPLES BANCORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          PEOPLES BANCORPORATION, INC.
                                 P. O. Box 1989
                          Easley, South Carolina 29641

                    Notice of Annual Meeting of Shareholders

                                  May 17, 2007

TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders of Peoples Bancorporation, Inc. will be held on Thursday, May 17, 2007 at 10:00 a.m., at Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640, for the following purposes:

     (1) To elect five directors to serve for three-year terms, one director to serve for a two-year term, and one director to serve for a one-year term, or until their successors are elected and qualified to serve;

     (2)  To  vote  on  approval  of  the  Peoples  Bancorporation,   Inc.  2007
          Non-Employee Directors Stock Option Plan; and

     (3) To conduct such other business as may lawfully come before the Annual Meeting or any adjournments or postponements thereof.

         You are only entitled to notice of, and to vote at, the meeting and any adjournments or postponements if you were a shareholder of record at the close of business on March 30, 2007.

         A proxy statement and proxy solicited by our Board of Directors are enclosed. Please sign, date and return the proxy promptly. If you are a record owner of shares and attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                     BY ORDER OF THE BOARD OF DIRECTORS



                                     R. Riggie Ridgeway
                                     President and Chief Executive Officer
April 10, 2007
Easley, South Carolina


             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY.

                          PEOPLES BANCORPORATION, INC.
                                 P. O. Box 1989
                          Easley, South Carolina 29641

                              --------------------

                                 PROXY STATEMENT
                              --------------------

         We are providing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorporation, Inc. for use at our Annual Meeting of Shareholders to be held at Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640 on Thursday, May 17, 2007 at 10:00 a.m., and any adjournments or postponements thereof. Throughout this Proxy Statement, we use terms such as "we", "us", "our" and "our Company" to refer to Peoples Bancorporation, Inc., the term "our Banks" to refer to our wholly-owned subsidiaries, The Peoples National Bank, Bank of Anderson, N.A. and Seneca National Bank, and terms such as "you" and "your" to refer to our shareholders.

         A Notice of Annual Meeting is attached to this Proxy Statement, and a form of proxy is enclosed. We first began mailing of this Proxy Statement to our shareholders on or about April 10, 2007. We are paying the cost of this solicitation. The only method of solicitation we will use, other than the mail, is personal contact, including by telephone or other electronic means, by our directors and regular employees.

                                  ANNUAL REPORT

         Our  Annual  Report to  Shareholders  covering  our  fiscal  year ended
December 31,  2006,  including  financial  statements,  is enclosed.  Our Annual
Report to Shareholders does not form any part of the material for the solicitation of proxies.

                VOTING PROCEDURES AND MATTERS RELATING TO PROXIES

Voting

         If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record, you can also attend the Annual Meeting and vote in person. If you hold your shares in street name with a broker or other nominee, you can direct your vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in street name, you may attend the Annual Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Revocability Of Proxy

         If you are a record shareholder and execute and deliver a proxy, you have the right to revoke it at any time before it is voted by mailing an instrument revoking the proxy to Robert E. Dye, Jr., Secretary, P. O. Box 1989, Easley, South Carolina 29641, or by delivery to Mr. Dye at 1818 East Main Street, Easley, South Carolina 29640. If you are a record shareholder, you may also revoke your proxy by delivering to us a duly executed proxy bearing a later date. Written notice of your revocation of a proxy or delivery of a later dated proxy will be effective when we receive it. Your attendance at the Annual Meeting will not in itself constitute revocation of a proxy. However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person in which case the proxy will not be used. If you hold your shares in street name with a broker or other nominee, you may change or revoke your proxy instructions by submitting new voting instructions to the broker or other nominee.

Quorum, Vote Required and Method of Counting Votes

         You are only entitled to notice of and to vote at the Annual Meeting if you were a shareholder of record on March 30, 2007. On that date, we had outstanding 6,696,674 shares of common stock, par value $1.11 per share. Each share outstanding will be entitled to one vote on each matter submitted to the annual meeting.

      A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in our Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. Because the number of nominees for election at the 2007 Annual Meeting is the same as the number of positions to be filled, we expect that all of the Board of Directors' nominees will be elected. Cumulative voting is permitted. See "--Cumulative Voting Rights." Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting, including approval of the 2007 Non-Employee Directors Stock Option Plan, will be approved if the number of shares of our common stock voted in favor of the matter exceeds the number of shares of our common stock voted against the matter.

Cumulative Voting Rights

         You are entitled to cumulate your votes for election of directors. You may cumulate your votes in the following ways: (1) by giving one nominee as many votes as the number of directors to be elected multiplied by the number of shares you own of record, or (2) by distributing your votes on the same principle among any number of nominees.

         One of the following conditions must be met before you can exercise your cumulative voting rights: (1) you must give written notice of your intention to vote cumulatively to the Secretary of the Company not less than forty-eight hours before the time of the meeting; or (2) you must announce your intention to vote cumulatively at the meeting before voting for directors begins. Once any shareholder gives notice of intention to vote cumulatively, all shareholders entitled to vote at the meeting may cumulate their votes. If notice is given at the meeting, the presiding officer may, or if requested by any shareholder, shall, recess the meeting for a period not to exceed two hours.

         If shares are voted cumulatively, the designated proxy agents intend to cumulate the votes represented by proxies in such manner as necessary to elect the greatest possible number of management nominees.

Actions To Be Taken By The Proxies

      Our Board of Directors selected the persons named as proxies. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless you otherwise specify therein, your proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, and "FOR" approval of the 2007 Non-Employee Directors Stock Option Plan. In each case where you have appropriately specified how the proxy is to be voted, it will be voted in accordance with your specifications. Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

      If you wish to submit proposals for the consideration of our shareholders at the 2008 Annual Meeting, you may do so by sending them in writing to Robert
E. Dye, Jr., Secretary, Peoples Bancorporation, Inc., P. O. Box 1989, Easley, South Carolina 29641. You must send such written proposals in time for us to receive them prior to December 11, 2007, if you want us to include them, if otherwise appropriate, in our Proxy Statement and form of Proxy relating to the 2008 Annual Meeting. If we do not receive notice of a shareholder proposal prior to February 24, 2008, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

                    ELECTION OF DIRECTORS AND DIRECTORS WHOSE
                TERMS WILL CONTINUE AFTER THE 2007 ANNUAL MEETING

         Our Articles of Incorporation provide for a classified board of directors. Approximately one-third of the members of our Board of Directors are elected each year at our Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting are elected for three-year terms. From time to time, directors may be nominated for election to shorter terms in order to maintain our three classes of directors as close to equal in number as practicable.

         Our Board of Directors has nominated seven existing directors for re-election to the Board of Directors at the 2007 Annual Meeting. Four of the nominees were elected by the Board of Directors after the 2006 Annual Meeting, and have not previously been elected by shareholders. Mr. R. David Land was elected by the Board of Directors in July 2006, and Mr. Paul C. Aughtry, III, Mr. Timothy J. Reed, and Mr. D. Gray Suggs were elected by the Board of Directors in March 2007. Messrs. Land, Aughtry, Reed, and Suggs were each recommended for nomination by one of our non-management directors.

         Mrs. Nell W. Smith and Mr. Andrew M. McFall, III, whose terms expire at the 2007 Annual Meeting, have not been nominated for re-election because both have reached mandatory retirement age according to our Bylaws.

         The Board of Directors recommends the election of the seven nominees listed below. In the event that any nominee is not available to serve as a director, the persons acting under the proxy intend to vote, in his stead, for such person as the Board of Directors may recommend.

         Information about the nominees and about the directors whose terms will continue after the Annual Meeting is set forth below.

                 Nominees for Three-Year Terms Expiring in 2010

         Paul C. Aughtry, III, age 57, is a director and founder of Windsor/Aughtry Company, Inc., a real estate development and brokerage firm based in Greenville, South Carolina. Mr. Aughtry has served in these positions since 1988. Mr. Aughtry is also a principal of AHG Hotels, LLC, which is an owner and developer of hotels in the Southeast, and a director and principal of Hospital America, Inc. of Nashville, Tennessee, a hotel management firm. Mr. Aughtry is currently chairman of Hilton Hotel Corporation's Hampton Inn Advisory Council, and is on Furman University's Advisory Board. Mr. Aughtry is a director of The Peoples National Bank and has been a director of our Company since March 2007.

         R. David Land, age 53, is President and Chief Executive Officer of Bountyland Enterprises, Bountyland Petroleum, Inc., and Bountyland Food Services, Inc. In addition, Mr. Land is also the owner of EZ4U, LLC and a partner in Woods at Lake Keowee, Ruffin Development, LLC and Litchfield Ventures, LLC, all of which are real estate companies. Mr. Land was a founding board member of Seneca National Bank in 1998, and is currently serving as its Chairman of the Board. Mr. Land has been a director of the Company since 2006.

         Eugene W. Merritt, Jr., age 63, has been co-owner and President of Merritt Brothers, Inc., a commercial landscape company, since 1971. In addition, Mr. Merritt is a co-owner of Merritt Brothers Tree Farm located in Easley, South Carolina. Mr. Merritt is currently serving as a member of the Board of Directors of the AgFirst Farm Credit Bank in Columbia, South Carolina. Mr. Merritt has been a director of The Peoples National Bank since 1992 and a director of our Company since 1993.

         George B. Nalley, Jr., age 68, has been Managing Partner of Nalley Commercial Properties since 1964, and is also Chairman of Nalley Construction Company and Town `N Country Realty of Easley, Inc., each of which is located in the Easley, South Carolina area. Mr. Nalley has been a director of The Peoples National Bank since 1986 and a director of our Company since 1992. Mr. Nalley is the father of George Weston Nalley.

         A. J.  Thompson,  Jr.,  M.D.,  age 59, has practiced  ophthalmology  in
Easley, South Carolina since 1981. Dr. Thompson is currently serving as President of Keowee - Toxaway Co., LLC, which owns 75% of The Reserve at Lake Keowee. Dr. Thompson has been a director of The Peoples National Bank since its formation in 1986 and a director of our Company since 1992.

                   Nominee for Two-Year Term Expiring in 2009

         Timothy J. Reed, age 49, worked for 20 years in the frozen food industry for Modern Storage, Co, Inc. as their Vice President in charge of marketing. Currently, Mr. Reed is employed by Prudential, C. Dan Joyner in Seneca, South Carolina. Mr. Reed is immediate past Chairman of the Board of the United Way in Greenville, South Carolina, and currently serves as the Chair of the Clemson University Board of Visitors. Mr. Reed also serves on the President's Advisory Board of Columbia Theological Seminary, the Metropolitan Arts Council Board, the Greenville Chamber of Commerce, and the Board of SC Launch. Mr. Reed has been a director of The Peoples National Bank and a director of our Company since March 2007.

                   Nominee for One-Year Term Expiring in 2008

         D. Gray Suggs, age 46, has been a partner with Suggs Johnson, LLC, Certified Public Accountants and Consultants since 2005. Prior to 2005, Mr. Suggs was a shareholder with Elliott Davis, LLC in Anderson for eight years. He currently serves as a Board Member for Foothills Community Foundation, the Salvation Army, Young Life and Real Champions. Mr. Suggs has been a director of Bank of Anderson, N.A. since May 2006 and a director of our Company since March 2007.

                      Directors Whose Terms Expire in 2009

         Robert E. Dye, Jr., age 39, has served as our Senior Vice President, Chief Financial Officer and Secretary since April 2004. Prior to that time, Mr. Dye served as Director of Corporate Activities for our Banks and our Company from August 2002 through April 2004 and served as Director of Expansion and Development from November 1997 through July 2002. Prior to joining our Company, Mr. Dye was Vice President at Britt, Peters & Associates, Inc., an engineering firm in Greenville, South Carolina. Prior to that, Mr. Dye served as an engineer for South Carolina operations of Vulcan Materials Company. Mr. Dye is a director of Palmetto Health Alliance and trustee of Baptist Healthcare System of South Carolina. Mr. Dye has been a director of The Peoples National Bank since 1997, and a director of our Company since 1997.

         W.  Rutledge  Galloway,  age 63,  has been Chief  Executive  Officer of
Galloway-Bell, Inc., a residential, industrial and commercial insulation contractor, since 1972. Mr. Galloway is a member of the Board of Trustees of Presbyterian College, and has previously served as a director of the Greenville, South Carolina Home Builders Association. Mr. Galloway has been a director of The Peoples National Bank since its formation in 1986 and a director of our Company since 1992.

         E. Smyth McKissick, III, age 49, has been President of Alice Manufacturing Company, a textile manufacturing company, since 1988. Mr. McKissick is Chairman of the National Council of Textile Organizations. In addition, Mr. McKissick serves on the Board of Trustees of the Institute of Textile Technology, Clemson University, and serves on the Board of Trustees of Christ Church Episcopal School in Greenville, South Carolina. Mr. McKissick has been a director of The Peoples National Bank since 1992 and a director of our Company since 1993.

         William B. West, age 57, has served as our Executive Vice President and Treasurer since April 2004. Prior to that time, he served as our Senior Vice President and Chief Financial Officer from July 1998 until April 2004. Mr. West was Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director of First United Bancorporation, Executive Vice President and Cashier and a director of Anderson National Bank, Cashier of Spartanburg National Bank, Cashier and a director of Community Bank of Greenville, N.A., and Treasurer and a director of Quick Credit Corporation until the merger of First United Bancorporation into Regions Financial Corporation in June of 1998. Mr. West, who has 35 years of banking experience, began his career with the Office of the Comptroller of the Currency as a National Bank Examiner in 1972. Mr. West has been a director of our Company since 2000.

                      Directors Whose Terms Expire in 2008

         Charles E. Dalton, age 64, has been President and Chief Executive Officer of Blue Ridge Electric Cooperative, located in Pickens, South Carolina, since 1982. Mr. Dalton is past president of the Association of Electric Cooperatives of South Carolina. Mr. Dalton has been a director of The Peoples National Bank since 1992, a director of our Company since 1992, and a director of Bank of Anderson, N. A. since January 2006.

         George Weston Nalley, age 42, has been President of Nalley Construction in Easley, South Carolina since 2000. Mr. Nalley currently serves on the Board of Visitors for Presbyterian College. Mr. Nalley has been a director of The Peoples National Bank since March 2005 and a director of our Company since June 2005. Mr. Nalley is the son of George B. Nalley, Jr.

         Larry D. Reeves, age 65, spent 20 years in manufacturing, managing plants for Owens-Corning in Anderson, South Carolina and Huntingdon, Pennsylvania. He served as Senior Vice President of Cromer Food Services, Inc. from 1989 until 2005 and continues as a consultant. Mr. Reeves serves as Chairman of the Board of Hope Universal, which focuses on Sierra Leone business development and Christian services. He also serves as a director and President of Christian Youth Camp, Inc. Mr. Reeves has been a director of our Company since 2000.

         R. Riggie Ridgeway, age 60, has served as our President and Chief Executive Officer since April 2004. Prior to that time, Mr. Ridgeway served as our Executive Vice President. Mr. Ridgeway served as President and Chief Executive Officer of The Peoples National Bank from 1996 until April 2005. From 1986 until 1996, Mr. Ridgeway served as Executive Vice President and senior loan officer of The Peoples National Bank. Mr. Ridgeway, who has over thirty-five years of banking experience, began his banking career with South Carolina National Bank in 1969. In 1973, he accepted a job at Southern Bank and Trust Company (now Wachovia) in Greenville and served there in various capacities for over 10 years. In 1983, he began the commercial banking function at American Federal Savings Bank, also in Greenville, and remained there until 1986 when The Peoples National Bank was organized. Mr. Ridgeway has been a director of The Peoples National Bank since 1986 and a director of our Company since its formation in 1992.

         William R. Rowan, III, age 60, retired in 2005 following a 37-year career in banking. Mr. Rowan served as Regional President of BB&T with management responsibility for upstate South Carolina from 1990 until his retirement. Mr. Rowan had been with BB&T since 1987 when it acquired Community Bank of Greenville, South Carolina, where Mr. Rowan had been a banker since 1977. Mr. Rowan is a past Chairman of the Greenville County Redevelopment Authority and served on the Greenville Area Development Corporation from 2003 to 2005. Mr. Rowan also served as the Chairman of the American Heart Association Heart Association 2005 Heart Walk. Other past involvement includes the Greenville Chamber of Commerce, United Way of Greenville and Boys Home of the South. Mr. Rowan has been a director of our Company since January 2006, a director of Peoples National Bank since October 2005, and a director of Bank of Anderson, N. A. since January 2006.

                               EXECUTIVE OFFICERS

         R. Riggie Ridgeway is our President and Chief Executive Officer, William B. West is our Executive Vice President and Treasurer, and Robert E. Dye, Jr. is our Senior Vice President, Chief Financial Officer and Secretary.
Information about Messrs. Ridgeway, West and Dye is provided above under "Election of Directors and Directors Whose Terms Will Continue After the 2007 Annual Meeting."

         L. Andrew Westbrook, III, age 44, has served as Executive Vice President of our Company since December 2006, as President and Chief Executive Officer of The Peoples National Bank since April 2005, and as President and Chief Executive Officer of Bank of Anderson, N.A. since January 2006. Prior to that time, Mr. Westbrook served as Senior Vice President and City/Area Executive of Branch Bank & Trust in Greenville, South Carolina, from 2002 to 2005, and Senior Vice President and City/Area Executive of BB&T in Spartanburg, South

Carolina from 1993 to 2002. Mr. Westbrook serves on the boards of the Blue Ridge Council of the Boy Scouts of America, Spartanburg Methodist College, USC-Upstate, University Center of Greenville, and the Palmetto Health Baptist Easley Foundation. Mr. Westbrook has been a director of The Peoples National Bank since April 2005, and a director of Bank of Anderson, N.A. since January 2006.

         Patricia A. Jensen, age 53, was promoted to Senior Vice President during 2003. Prior to that time, she had served as Vice President of the Company since its formation in 1992. Mrs. Jensen has served as Vice President and Cashier of The Peoples National Bank since August 1986, and as Cashier of Bank of Anderson, N.A. and Seneca National Bank since April 2005. Prior to joining The Peoples National Bank, Mrs. Jensen served as Vice President of First Union National Bank.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Five Percent Beneficial Owners

         The following table shows information as of March 30, 2007 about persons who are known to us to own beneficially more than five percent of our outstanding common stock.

                                           Amount and Nature of Beneficial                   Percent of
Name and Address                                       Ownership                                Class
----------------                           -------------------------------                   -----------

Robert E. Dye, Jr. .....................                451,394                                 6.73%
P. O. Box 1989
Easley, South Carolina 29641

Alexander C. Dye .......................                431,145                                 6.44%
P. O. Box 1989
Easley, South Carolina 29641


Beneficial Ownership of Management

         The following table shows information as of March 30, 2007, about shares of our common stock owned by (i) each of our directors, (ii) each director nominee, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group.

                                                  Amount and Nature
         Name (and address of 5%                    of Beneficial                    Exercisable                Percent
            Beneficial Owner)                         Ownership                   Stock Options(1)            Of Class(2)
-------------------------------------------  -----------------------------     ------------------------      ---------------

Paul C. Aughtry, III ......................             16,400                                 0                 0.24%
Charles E. Dalton  (3) ....................             36,720                             5,271                 0.55%
Robert E. Dye, Jr. (4) ....................            451,394                             7,500                 6.73%
    P. O. Box 1989
    Easley, South Carolina 29641
W. Rutledge Galloway (5) ..................            157,010                                 0                 2.34%
R. David Land .............................             17,067                             5,862                 0.25%
Andrew M. McFall, III (6) .................             23,228                             6,967                 0.35%
E. Smyth McKissick, III ...................            160,941                            17,478                 2.40%
Eugene W. Merritt, Jr. (7) ................             57,525                            17,478                 0.86%
George B. Nalley, Jr. (8) .................            163,636                                 0                 2.44%
George Weston Nalley ......................             26,991                               525                 0.40%
Timothy J. Reed ...........................                500                                 0                 0.01%
Larry D. Reeves ...........................             15,428                             5,862                 0.23%


                                       9

R. Riggie Ridgeway (9) ....................            109,527                                 0                 1.64%
William R. Rowan, III .....................              2,369                                 0                 0.04%
Nell W. Smith .............................             34,678                                 0                 0.52%
D. Gray Suggs .............................                441                                 0                 0.01%
A. J. Thompson, Jr., M.D. (10) ............            176,418                                 0                 2.63%
William B. West (11) ......................             34,337                                 0                 0.51%
L. Andrew Westbrook, III ..................              4,564                             1,313                 0.07%

Directors and Executive Officers as a
Group (20 persons) ........................          1,524,874                            68,256                22.54%

Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.

(1) Shares represented by these options are also included in the column showing the number of shares of common stock beneficially owned.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for purposes of computing the percentage of ownership of the option holder, but not for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.
(3)  Includes 3,483 shares owned jointly with Mr. Dalton's wife.
(4) Includes 37,999 shares held by Mr. Dye's wife and 18,270 shares owned by Mr. Dye's minor children.
(5)  Includes 49,233 shares owned jointly with Mr. Galloway's wife.
(6)  Includes 1,157 shares owned by Mr. McFall's wife.
(7) Includes 19,977 shares owned jointly with Mr. Merritt's wife and 6,542 shares held by Mr. Merritt's wife.
(8) Includes 28,050 shares owned by Mr. Nalley's wife and an aggregate of 55,124 shares held in two trusts administered by Mr. Nalley.
(9)  Includes 20,951 shares held jointly with Mr. Ridgeway's wife.
(10) Includes 39,341 shares held by Dr. Thompson's wife and 24,341 shares held by Dr. Thompson's son.
(11) Includes 15,538 shares owned jointly with Mr. West's wife.

                               GOVERNANCE MATTERS

Director Independence

         Our Board of Directors has determined that none of Mr. Aughtry, Mr. James A. Black, Jr., Mr. William A. Carr, Mr. Dalton, Mr. Galloway, Mr. Land, Mr. McFall, Mr. McKissick, Mr. Merritt, Mr. G. B. Nalley, Mr. G. W. Nalley, Mr. Reed, Mr. Reeves, Mr. Rowan, Ms. Smith, Mr. Suggs or Mr. Thompson has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such director is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented (the "Nasdaq Rules"). As disclosed under "Certain Relationships and Related Transactions" each of our independent directors and some of their affiliates have loan, deposit and other banking relationships with our Bank. These relationships are not considered by our Board to compromise their independence.

Director Attendance at Board and Committee Meetings and Shareholder Meetings

         Our Board of Directors held eight meetings during the year ended December 31, 2006. Each director attended at least 75% of the meetings held by the Board and committees of the Board on which he or she served, except Charles
E. Dalton, E. Smyth McKissick, III, and Eugene W. Merritt, Jr.

         We encourage, but do not require, our directors to attend annual meetings of shareholders. Last year, sixteen of our directors attended the annual meeting of shareholders.

Committees of the Board

Audit Committee

         Our Board of Directors has established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to assist the Board in fulfilling its responsibilities relating to our corporate accounting and reporting practices. The Committee also oversees our internal audit staff and independent auditors; coordinates communication between the Board of Directors and the internal audit staff and independent auditor; serves as an independent and objective body to review financial information presented by management to shareholders, regulators and the general public; and determines the adequacy of, and adherence to, our administrative, operating and internal accounting controls.

         The members of the Audit Committee are Charles E. Dalton, R. David Land, G. Weston Nalley, and Nell W. Smith. Each member of the Audit Committee is independent as defined in the Nasdaq Rules. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. The committee met ten times in 2006.

Compensation Committee

         Our Board of Directors has also established a Compensation Committee to assist the Board in setting compensation for our employees and executive officers. The Compensation Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and board and committee fees paid to the directors. The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee. The Compensation Committee does not delegate its authority to any other persons. However, the Committee does delegate responsibility for administering parts of our compensation programs to our Human Resources Department. The Chief Executive Officer makes recommendations relating to the elements and amounts of compensation of the other executive officers, as well as recommendations with respect to the elements and amounts of director compensation. The Committee may take these recommendations into consideration in its deliberations. The Committee has also retained the services of Matthews, Young Management Consulting and Clark Consulting to assist it in making decisions about executive compensation. The compensation consultants provide information and guidance with respect to appropriate levels of overall compensation, base salary levels, structure and types of incentive plans, peer data, and industry trends, among other things. The Committee also sent its Chairman to a two-day seminar entitled "2006 Bank Executive and Board Compensation."

         The members of the Compensation Committee are Charles E. Dalton, Andrew
M. McFall, III, Eugene W. Merritt, Jr., G. Weston Nalley and A. J. Thompson, Jr., all of whom are independent as defined in the Nasdaq Rules. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the Compensation Committee Charter is attached to this Proxy Statement as Appendix B. The committee met six times in 2006.

Nominating Committee

         Our Board of Directors has established a Nominating Committee that is responsible for identifying and recommending to the Board potential director nominees.

         The members of the Nominating Committee are Charles E. Dalton, R. David Land, Eugene W. Merritt, Jr., W. Rutledge Galloway and A. J. Thompson, Jr., all of whom are independent as defined in the Nasdaq Rules. The Committee acts pursuant to a written charter, a copy of which was attached to our 2006 Proxy Statement. The Nominating Committee met four times in 2006.

Executive Committee

         Our Board of Directors has established an Executive Committee to advise and aid the officers of the Company in matters concerning its interests and management of its business. When the Board is not in session, the Committee has and may exercise all powers of the Board of Directors that may be legally delegated to a committee by South Carolina law and any other applicable law. The members of the Executive Committee are George B. Nalley, R. David Land, E. Smyth McKissick, III, R. Riggie Ridgeway, W. Rutledge Galloway and William R. Rowan,
III. The Executive Committee met three times in 2006.

Director Nomination Process

         In recommending director candidates, our Nominating Committee takes into consideration such factors as it deems appropriate based on our current needs. These factors may include experience, judgment, specific skills, decision-making ability, background, character, reputation in the community, community activities and relationships, ability to work with others, and the interrelationship between the candidate's experience and business background with our other Board members' experience and business backgrounds, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         Our Nominating Committee will consider candidates recommended by our shareholders for nomination as Board of Directors' nominees if the shareholders comply with the following requirements. If you wish to recommend a director candidate to the Committee for consideration as a Board of Directors' nominee, you must submit in writing to the Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. You must deliver this information to the Chairman of the Committee at our address and we must receive the information no later than January 15 in any year for the candidate to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Committee may request further information if it determines a potential candidate may be an appropriate nominee. We will give director candidates recommended by shareholders that comply with these requirements the same consideration that the Committee's candidates receive.

         The Committee will not consider director candidates recommended by shareholders for recommendation as potential Board of Directors nominees if the shareholder recommendations are received later than January 15 in any year. Nevertheless, shareholders of record may nominate persons at the annual meeting for election to the Board of Directors if they have followed the procedures set forth in our bylaws. Those procedures provide that no person will be qualified to be elected as a director of our Company by the shareholders unless such person is either (a) nominated by the board of directors, or (b) nominated by a shareholder of record and the shareholder (i) gives written notice to our corporate secretary of the name, address and share ownership of the shareholder and the nominee not less than 90 days prior to the meeting of shareholders at which such person is to be nominated, and (ii) within 15 days after an acknowledgement of the notice is sent by certified mail or private courier service to the shareholder at the address given in the notice, the shareholder furnishes to our corporate secretary a written consent of the nominee to be nominated and to serve as a director, if elected, together with such information about the nominee as the secretary may request in order to comply with applicable regulations regarding the solicitation of proxies. No person who is 72 years of age or older is eligible to be elected or re-elected a director of our Company. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Shareholder Communications with the Board of Directors

         Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Peoples Bancorporation, Inc., P. O. Box 1989, Easley, South Carolina 29641. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. Our Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, our Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, our Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, our Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                             MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation

         Our Compensation Committee has developed and implemented a formalized salary administration program for all our personnel, including our executive officers. Elements of compensation for executive officers include a base salary, incentive cash awards and bonuses, stock options, insurance and other related benefits, and pension benefits. The Committee's objectives in setting, and reasons for paying, each element of executive compensation are:

          o    to attract, motivate and retain our key employees;
          o to maintain a base salary structure that is competitive in our marketplace;
          o to link annual incentive cash awards with specific profitability goals; and
          o to provide long-term incentive awards in the form of stock options that couple management ownership with stockholder value.

         Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value. The Committee makes its decisions about allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on the Committee's subjective assessment of how these allocations will best meet the Committee's overall compensation goals outlined above.

         Each element of compensation has a specific purpose related to the Company's overall compensation objectives. For instance, base salaries are primarily designed to be competitive in the marketplace and to attract and retain key employees. Cash incentive awards are designed to align the employee's annual incentive compensation with the current stated financial objectives of the Company. Stock options provide very long-term incentives, in that they only have value to the employee if the Company's stock value increases over time. Vesting schedules and certain other elements of compensation, such as salary continuation plans for executive officers, are designed to provide incentives for our officers to remain in the employ of the Company.

         In 2006, the Compensation Committee reviewed the overall compensation plan for its executive officers, enlisting the use of a consultant to make recommendations with respect to the appropriateness of all aspects of compensation. The Committee has determined that the overall levels of compensation are appropriate based on compensation paid to executive officers of other financial institutions in the banking industry. Nevertheless, the Committee has concluded that it desires to change the relative portions of the various types of compensation for executive officers to increase the emphasis on the incentive-based components and reduce the relative importance of base salaries. The Committee plans to implement this shift of emphasis gradually over a number of years. The Committee has also begun the process of modifying the incentive-based cash compensation to a formula that better suits the evolving Company.

         The following provides an overview of our compensation program for all of our executive officers, as well as a specific discussion for our Chief Executive Officer, our Chief Financial Officer, and each of the other executive officers named in the Summary Compensation Table that follows this "Compensation Discussion and Analysis."

Components of Executive Compensation

         During 2006, executive compensation consisted primarily of three key components: base salary, cash incentives or bonuses, and stock option awards. We also provide various additional benefits to some or all of our executive officers, including health, life and disability plans, retirement plans, employment and change of control arrangements, split-dollar life insurance arrangements, and various perquisites.

         A more detailed discussion of each of these components of executive compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters is set forth in the sections below.

Factors Considered in Setting Compensation

         To remain competitive in the executive workforce marketplace, we believe it is important to consider comparative market information about compensation paid to executive officers of other financial institutions in the banking industry. We want to be able to attract and retain highly skilled and talented executive officers who have the ability to carry out our short- and long-term goals. To do so, we must be able to compensate them at levels that are competitive with compensation offered by other companies in our business or geographic marketplace that seek similarly skilled and talented executives. Accordingly, from time to time, we review and consider market survey information derived from publicly available compilations of regional and national averages for salary and benefits of executive officers in the banking industry. We do not, however, attempt to maintain a certain target percentile within a peer group or otherwise rely on that information to determine executive officer compensation.

         In addition to considering market survey comparisons, in setting compensation we consider each executive's knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, the fairness of the compensation paid to each executive in relation to what we pay our other executive officers, and other subjective factors. The
Compensation Committee also takes into account discussions with and recommendations by Mr. Ridgeway, our Chief Executive Officer. There is no other involvement by our executive personnel in the committee's deliberations. Mr. Ridgeway does not participate in deliberations and decisions regarding his own compensation.

Timing of Executive Compensation Decisions

         Salaries of the executive officers are reviewed on an annual basis, typically in October, as well as at the time of a promotion or other change in responsibilities. Merit increases normally take effect on the anniversary of the executive officer's employment or most recent promotion. The Compensation Committee reviews the cash incentive compensation plan during the first quarter of each year and makes a recommendation to the Board. Compensation determinations may also be made at other times during the year. Stock options are normally granted after one year of service and when an executive officer is promoted to a position that warrants grant of a higher number of options. Stock options awards are not timed to coincide with releases of material non-public information.

Base Salaries

         We believe it is appropriate to set base salaries at reasonable levels that will provide executives with a predictable income base on which to structure their personal budgets. In August 1998 we commissioned the development of a salary administration program, which assigned each position within our Company, including the chief executive officer and all other executive officers, a grade level with a specific salary range including minimum, first quartile, midpoint, third quartile, and maximum salary. The plan takes into consideration the knowledge, experience, skill, scope of decisions to be made and authority associated with each position. These salary ranges are adjusted annually based on changes in the Consumer Price Index. Each employee, including the chief executive officer, chief financial officer and all other executive officers, is reviewed at least annually for job performance and individual goal attainment, which are used to determine salary increases.

         The Committee set salaries for executives in 2006 approximately 5% higher than annualized 2005 levels, reflecting the executives' increased responsibility for a growing company operating in an increasingly complex business and regulatory environment, coupled with the demonstrated ability of the executives to deliver a measure of success.

         For 2007, the Committee has set executive officer base salaries at the following amounts: Mr. Ridgeway - $294,688; Mr. Dye - $120,000; Mr. West - $185,000; Mr. Westbrook - $212,000.

Incentive Cash Compensation and Bonuses

         For 2006, the Compensation Committee approved, and the Board of Directors ratified, a cash incentive plan based on attainment of profitability goals and other significant achievements at the bank or Company level. All officers, including the chief executive officer and all other executive officers of the Company and its subsidiaries, participated in the plan. Cash incentive awards were capped at ten percent of each employee's base salary level. Although we did not achieve all of our profitability goals during 2006, the Committee reviewed overall performance of our executive officers relative to the Committee's expectations, and determined subjectively that incentive awards at the maximum levels were merited. Accordingly, awards were made in the following amounts: Mr. Ridgeway - $28,750; Mr. Dye - $11,025; Mr. West - $17,500; Mr.
Westbrook - $20,000. As noted above, the Compensation Committee has conducted a thorough review of its existing cash incentive plan for executive officers, and currently is considering alternatives for enhancing and improving the plan.

         Some officers receive cash bonuses from time to time that are deemed to be separate from the cash incentive plan. These may include signing bonuses for newly hired officers or special bonuses for noteworthy achievement. Mr. Westbrook received a $25,000 bonus during 2006 for serving as President and CEO of Bank of Anderson, N.A. in addition to his regular duties as President and CEO of The Peoples National Bank.

Stock Options

         The Compensation Committee also administers our stock option plans pursuant to which stock options may be awarded to key employees. Stock option awards are set by the Committee at levels believed to be competitive with other financial institutions of similar size. These stock option awards are designed to advance our goal of retaining key executives, as well as aligning the interests of management with the interests of shareholders. Since options are granted with exercise prices set at fair market value of our common stock on the date of grant, executives can only benefit from the options if the price of our stock increases. The Committee believes the costs to our Company of granting options as opposed to paying additional cash compensation, both in terms of the impact on earnings under the new accounting rules for options and potential dilution of the outstanding common stock, are far-outweighed by the benefits provided to us in terms of providing incentives to our executive officers to increase earnings and shareholder value.

         Stock option awards to newly hired officers are typically made after one year of service and when an officer is promoted to a position that warrants a higher number of stock option shares. Mr. Westbrook was awarded 8,883 shares in 2006. The options vest 25% after the first six months of grant and 15% per year beginning on the anniversary of the grant.

Other Benefits

         We also provide our executive officers with insurance benefits provided to all other employees and make contributions to our 401(k) plan on their behalf on the same basis as contributions are made for all other employees. We also provide our chief executive officer with split-dollar life insurance. As described under "--Retirement Benefits," we have entered into Salary Continuation Agreements with Messrs. Ridgeway, West, Dye and Westbrook that provide for payment of pension benefits upon termination of employment with our Company. The Compensation Committee has determined that providing these salary continuation benefits helps to retain key executives because they must be employed with us until retirement, death or disability to benefit under the agreements (except in the event of a change of control), and such benefits are an important factor in keeping our executive compensation packages competitive in our market area.

         We also pay social club dues and cellular phone service for each of Messrs. Ridgeway, West, Dye and Westbrook and provide each of them the use of an automobile for business and personal use. In addition, we encourage, and pay for our executives and their spouses, to attend banking conventions and seminars. The Compensation Committee has determined that these benefits play an important role in our executive officers' activities on behalf of our Company.

         All of the foregoing additional elements of compensation awarded to named executives in 2006 were set at levels believed to be competitive with other financial institutions in our informal market survey group.

Noncompetition, Severance and Employment Agreements

         We have entered into employment agreements with each of Messrs. Ridgeway, West and Westbrook. These agreements are described under - "Noncompetition, Severance and Employment Agreements." As discussed in that section, the agreements provide, among other things, for payments to our executive officers upon termination of employment other than for cause, or upon a change of control. The events set forth as triggering events for the payments were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions throughout South Carolina. It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions in order to retain key personnel. We believe these arrangements are an important factor in attracting and retaining our executive officers by assuring them financial and employment status protections in the event control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders in negotiating transactions that could result in a change of control.

Tax Considerations

                  Section  162(m)  of the  Internal  Revenue  Code of  1986,  as
amended (the "Code"), places a limit of $1.0 million on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1.0 million limitation for performance-based compensation meeting certain requirements. Stock options are performance-based compensation meeting those requirements and, as such, are fully deductible. To date, Section 162(m) has not affected the ability of the Company to deduct the expense of the executive compensation paid. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. The tax and accounting treatment of the various elements of compensation is not a major factor in our decision making with respect to compensation.

Stock Ownership Guidelines and Hedging of Securities

         We do not have any formal security ownership guidelines for our executive officers, but most of our executive officers do own a significant number of shares. We do not have any policies regarding our executive officers' hedging the economic risk of ownership of our shares.

Financial Restatement

         Our Board of Directors does not have a policy with respect to adjusting retroactively any cash or equity based incentive compensation paid to our executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of an award or payment, or with respect to recovery of any amount determined to have been inappropriately received by an individual executive. If such a restatement were ever to occur, the Board would expect to address such matters on a case-by-case basis in light of all of the relevant circumstances.

Compensation Committee Report

      The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" included in this Proxy Statement with management of our Company. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in our 2007 Annual Report on Form 10-K and in this Proxy Statement.

A. J. Thompson, Jr., Chairman
Charles E. Dalton
Andrew M. McFall, III
Eugene W. Merritt, Jr.
George Weston Nalley

Compensation Committee Interlocks and Insider Participation

         In 2006, our Compensation Committee consisted of Mr. Thompson, Mr. Dalton, Mr. McFall, Mr. Merritt, and Mr. George Weston Nalley. No member of the Compensation Committee has served as an officer or employee of the Company at any time. None of the Company's executive officers serve as a member of the compensation committee of any other for-profit company that has an executive officer serving as a member of the Company's board of directors. None of the Company's executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Company's Compensation Committee.

Summary of 2006 Executive Officer Compensation

         The following table provides summary information for the year ended December 31, 2006 concerning compensation awarded to, earned by, paid to, or on behalf of our Chief Executive Officer, Chief Financial Officer, the only other executive officers of the Company whose total compensation in 2006 exceeded $100,000, and the chief executive officer of the Company's largest subsidiaries.

                           Summary Compensation Table

Name                              Year    Salary       Bonus      Option       Non-           Change in      All           Total
and                                       ($)(1)        (2)       Awards       Equity         Pension        Other          ($)
Principal                                                         ($)(3)       Incentive      Value and      Compen-
Position                                                                       Plan           Nonquali-      sation
                                                                               Compen-        fied              ($)
                                                                               satio          Deferred
                                                                                  (4)         Compensa-
                                                                                              tion
                                                                                              Earnings
                                                                                                 ($)(5)
--------------                    ----    --------     ------     ------       -------        ---------   ---------        --------
R. Riggie Ridgeway                2006    $288,177          0          0       $28,750        $51,231     $41,464(6)       $409,622
  President and Chief
  Executive Officer
Robert E. Dye, Jr.                2006    $113,237          0     $4,224       $11,025        $    20     $30,792(7)       $159,298
  Senior Vice President
  Chief Financial Officer
William B. West                   2006    $180,417          0          0       $17,500        $   172     $22,084(8)       $220,173
  Executive Vice
  President
L. Andrew Westbrook, III          2006    $207,500    $25,000     $8,219       $20,000        $    52     $35,490(9)       $296,261
  President and Chief
  Executive Officer of
  Peoples National Bank
  & Bank of Anderson, N.A.


(1) Includes amounts deferred and contributed to the 401(k) Plan by the named officer.
(2) Represents cash bonus paid in 2006. See "--Compensation Discussion and Analysis - Incentive Cash Compensation and Bonuses" for further information about this award.
(3)  The  assumptions  made in valuation of stock option awards are set forth in
     Note 16 to our audited financial statements for the year ended December 31, 2006, which are included in our Form 10-K for the year ended December 31, 2006 and in our 2006 Annual Report to Shareholders. The amounts shown in this column are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Financial Accounting Standard 123R, and do not represent dollar amounts paid to the executives.
(4) See "--Compensation Discussion and Analysis - Incentive Cash Compensation and Bonuses" for further information about these awards.
(5) The amounts in this column represent the aggregate change in the actuarial present value of the named executive's accumulated benefit under the Salary Continuation Agreement entered into with us from the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2005 to the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2006. Salary Continuation Agreements were implemented in November 2006 for Messrs. Dye, West and Westbrook, and in 1998 for Mr. Ridgeway.
(6) Includes director fees of $15,400; our contributions to the 401(k) Plan of $9,122; medical and dental insurance premiums of $5,709; and imputed income from term life insurance of $3,804. Also includes fees paid for country/eating clubs, costs paid for spouse attending conventions, the use of a Company-owned vehicle, and cellular phone service, which did not exceed $10,000 in the aggregate.

(7) Includes director fees of $15,400; our contributions to the 401(k) Plan of $3,649; medical and dental insurance premiums of $5,480; and imputed income from term life insurance of $946. Also includes fees paid for country/eating clubs, costs paid for spouse attending conventions, the use of a Company-owned vehicle, and cellular phone service, which did not exceed $10,000 in the aggregate.
(8) Includes director fees of $4,000; our contributions to the 401(k) Plan of $5,846; medical and dental insurance premiums of $5,694; and imputed income from term life insurance of $1,926. Also includes fees paid for country/eating clubs, costs paid for spouse attending conventions, the use of a Company-owned vehicle, and cellular phone service, which did not exceed $10,000 in the aggregate.
(9) Includes director fees of $14,400; our contributions to the 401(k) Plan of $4,863; medical and dental insurance premiums of $5,709; and imputed income from term life insurance of $946. Also includes fees paid for country/eating clubs, costs paid for spouse attending conventions, the use of a Company-owned vehicle, and cellular phone service, which did not exceed $10,000 in the aggregate.


                        2006 Grants Of Plan-Based Awards

         The  following  table  provides   information   about  2006  grants  of
plan-based awards to our executive officers.

Name                                     Grant          Estimated Possible Future Payouts     All Other     Exercise     Grant
                                         Date              Under Non-Equity Incentive         Option        or Base      Date
                                                                 Plan Awards (1)              Awards:       Price of     Fair
                                                                                              Number        Option       Value of
                                                                                              of            Awards       Stock
                                                                                              Securities    ($/Sh)(3)    and
                                                                                              Under-                     Option
                                                                                              lying                      Awards(4)
                                                                                              Options
                                                                                               (#)(2)

                                                  Threshold      Target         Maximum
                                        -------   ---------      ------         -------       -------      ---------     --------
                                                       ($)        ($)             ($)
R. Riggie Ridgeway ............               -        -        $28,750           -               -                -          -
Robert E. Dye, Jr .............               -        -        $11,025           -               -                -          -
William B. West ...............               -        -        $17,500           -               -                -          -
L. Andrew .....................        04/01/06        -        $20,000           -           5,250        $   10.76    $19,530
 Westbrook, III ...............        09/29/06        -                          -           4,077        $   10.95    $15,003

(1) See "--Compensation Discussion and Analysis--Incentive Cash Compensation and Bonuses" for further information about these awards.
(2) These options vest over a five year period: 25% vest upon grant and an additional 15% vest on the anniversary of the grant each year thereafter. Six months must elapse between the date of grant and the date of sale of common stock acquired on exercise of the options. The options are exercisable for a period of ten years.
(3) The closing price of our common stock on the NASDAQ Bulletin Board on the dates of grants of the options. The exercise price may not be less than 100% of the fair market value of the shares of our common stock on the date of grant (110% in the case of an incentive stock option granted to an employee who owns more than 10% of our common stock at the time of grant).
(4) The amounts in this column represent the grant date fair values computed in accordance with FAS 123(R). These amounts do not represent cash paid to the executive or dollar amounts likely to be realized by the executive in the future.

                Outstanding Equity Awards At 2006 Fiscal Year-End

The following table provides information about stock options held by our executive officers at the end of 2006. We have not made any other equity-based awards to our executives.

                                                                              Option Awards (1) (2)
                                             --------------------------------------------------------------------------------
            Name                             Number            Number             Equity           Option         Option
                                             of                of                 Incentive        Exercise       Expiration
                                             Securities        Securities         Plan             Price          Date
                                             Underlying        Underlying         Awards:             ($)
                                             Unexercised       Unexercised        Number
                                             Options           Options            of
                                                 (#)              (#)             Securities
                                             Exercisable       Unexercisable      Underlying
                                                                                  Unexercised
                                                                                  Unearned
                                                                                  Options
                                                                                      (#)
            ------------------               ----------        -------------      -----------      -------       ----------
            R. Riggie Ridgeway                        0                  0                0              0             N/A
            Robert E. Dye, Jr.                    3,485                  0                0         $ 5.60        10/13/06
                                                  1,627                287                0         $ 9.80        07/16/12
                                                  2,388              1,953                0         $13.53        05/18/14
            William B. West                           0                  0                0              0             N/A
            L. Andrew                             1,313              3,937                0         $10.76        04/12/16
            Westbrook, III                            0              4,077                0         $10.95        09/29/06

(1) These options vest over a five year period: 25% vest upon grant and an additional 15% vest on the anniversary of the grant each year thereafter. Six months must elapse between the date of grant and the date of sale of common stock acquired on exercise of the options. The options are exercisable for a period of ten years.
(2) Mr. Dye's options were granted on October 13, 1998, July 16, 2002 and May 18, 2004; and Mr. Westbrook's options were granted on April 1, 2006 and September 29, 2006.

                  2006 Option Exercises and Stock Awards Vested

The following table provides information about our executive officers' exercises of stock options during 2006. No stock awards were outstanding or vested during 2006.

                                                         Option Awards
                                                         -------------
Name                                                  Number of       Value
                                                       Shares        Realized
                                                      Acquired          on
                                                         on          Exercise
                                                      Exercise        ($)(1)
                                                       (#)(1)
                                                       ------        --------
R. Riggie Ridgeway .........................                 0              0
Robert E. Dye, Jr ..........................                 0              0
William B. West ............................            11,075        $56,825
L. Andrew Westbrook, III ...................                 0              0

(1) The difference between the market price of our common stock on the date of exercise and the exercise price of the options.

                                Pension Benefits

         We have entered into Salary Continuation Agreements with each of Messrs. Ridgeway, Dye, West and Westbrook. The terms of these agreements and the events that would trigger payments are described below in the section "--Retirement Benefits." The following table provides information about benefits payable to Messrs. Ridgeway, Dye, West and Westbrook under these agreements.

Name                               Plan                  Number         Present               Payments
                                   Name                  of Years       Value of              During
                                                         Credited       Accumulated           Last
                                                         Service        Benefit               Fiscal
                                                            (#)            ($)                Year
                                                                                                ($)
                               -------------             --------       -----------           -------
R. Riggie Ridgeway                Salary                     9           $256,455              $0.00
                               Continuation
                                 Agreement
Robert E. Dye, Jr.                Salary                     1                $20              $0.00
                               Continuation
                                 Agreement
William B. West                   Salary                     1               $172              $0.00
                               Continuation
                                 Agreement
L. Andrew Westbrook, III          Salary                     1                $52              $0.00
                               Continuation
                                 Agreement

         The benefit formula for Mr. Ridgeway provides for him to receive 35% of his final salary, paid in 12 equal monthly installments for 20 years starting at age 65. The benefit formula for each of Messrs. Dye, West and Westbrook provides for them to receive 15% of their final salary, paid in 12 equal monthly installments for 15 years starting at age 65. All benefits are adjusted based on actual salary each year and projected based on a 4% annual increase factor. The present value of the accumulated benefit for each officer as shown in the table above is the accrual balance as of December 31, 2006. The accrual balance is determined using an assumed compensation inflator of 3%. The plans utilize a 26-year vesting schedule. The normal retirement age is defined as age 65 for all four officers.

2006 Nonqualified Deferred Compensation

         We do not provide any defined contribution or other plans that provide for deferral of compensation on a basis that is not tax-qualified.

Noncompetition, Severance and Employment Agreements

         We have entered into Noncompetition, Severance and Employment Agreements with each of Messrs. Ridgeway, West and Westbrook. Mr. Ridgeway's Employment Agreement provides for his employment as Chief Executive Officer of the Company. Mr. West's Agreement provides for his employment as Executive Vice President of the Company. Mr. Westbrook's Agreement provides for his employment as President and Chief Executive Officer of The Peoples National Bank. The terms of all of the agreements are substantially the same. The agreements are each for rolling three-year terms, except that we or the executive may, by notice to the other, cause the agreement to cease to extend automatically and, upon such notice, the term of the Agreement shall be the three years following the date of such notice.

         Mr. Ridgeway's agreement provides for a base salary of $294,688 per year, Mr. West's agreement provides for a base salary of $185,000 per year, and Mr. Westbrook's agreement provides for a base salary of $212,000 per year. These base salaries may be adjusted by the Compensation Committee of our Board of Directors from time to time in its discretion. All three agreements also provide for payment of annual incentive bonuses determined in accordance with the terms of any incentive plans adopted by the Board, stock options, an automobile, country club dues, and any other employee benefits we generally provide to our most highly ranking executives for so long as we provide such benefits.

         We may terminate any of the executives' employment under the agreements for cause or as a result of disability, in which cases we will have no further obligations to make payments under the agreements. "Cause" is defined to include: (a) willful and continued failure to implement or follow the directives, policies or procedures of the Board, willful violation of any state or federal law or regulation to which we are subject, gross malfeasance of duty, conduct grossly inappropriate to the executive's office, or willful violation of the agreement which is demonstrably likely to lead to material injury to us; (b) any act that resulted or was intended to result in direct or indirect gain to or personal enrichment of the executive at our direct or indirect expense; (c) any act that constitutes fraud, dishonesty, moral turpitude, gross negligence, or intentional damage to our property or business; (d) conviction (from which no appeal may be or is timely taken) of a felony; or (e) suspension or removal from office by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time. In the case of clauses (a) and (b) above, however, such conduct shall not constitute cause unless we have given the executive written notice specifically setting forth the reasons the Board believes the executive's conduct meets the criteria, provided the executive the opportunity to be heard in person by the Board, and after such hearing, two-thirds of the Board (excluding the executive) adopts a resolution in good faith evidencing the termination. Additionally, such conduct also will not constitute cause if the executive in good faith believed the conduct was in, or not opposed to, the interests of the Company, and was not intended to, and did not, result in the executive's direct or indirect gain or personal enrichment.

         The agreements also provide that we may terminate an executive officer other than for cause, but we must make payments to him under the agreement if we do so. If we terminate an executive other than for cause and there has been a change in control, we must pay him immediately upon termination the full amount of compensation and benefits that would otherwise be payable under the agreement over the three years following the termination. If we terminate an executive other than for cause in the absence of a change of control, we must pay him, as if he were still employed by us, the compensation and benefits that would otherwise be payable under the agreement for the remaining term of the agreement. If we have not given the notice described above in the first paragraph of this section, the remaining term of the agreement will be deemed to be three years from the date of termination.

         The agreements define "change of control" as any of the following: (a) an acquisition (other than directly from us) of any of our voting securities by any person immediately after which the person has beneficial ownership of 50% or more of the combined voting power of our then outstanding voting securities (however, such an acquisition by us or by certain entities controlled by us, or an acquisition in connection with a merger or similar transaction subsequent to which the persons who were our shareholders immediately prior to the transaction still own more than 50% of the voting power of the surviving entity in substantially the same proportion as their ownership immediately prior to the transaction and subsequent to which the persons who were members of our Board of Directors immediately prior to the transaction continue to constitute at least two-thirds of our Board after the transaction, will not be deemed to be a change of control); (b) the individuals who were members of our Board of Directors as of the date of the agreement, or persons subsequently elected by a vote of at least two-thirds of those directors, cease for any reason to constitute at least two-thirds of our Board; (c) approval by our shareholders of a merger, consolidation or reorganization, unless the persons who were our shareholders immediately prior to the transaction still own more than 50% of the voting power of the surviving entity after the transaction in substantially the same proportion as their ownership immediately prior to the transaction and the persons who were members of our Board of Directors immediately prior to the transaction continue to constitute at least two-thirds of our Board after the transaction; (d) approval by our shareholders of a complete liquidation or dissolution of our Company; or (e) approval by our shareholders of an agreement for the sale or other disposition of all or substantially all of our assets (other than to one of our subsidiaries). The agreement further provides that, if the executive's employment is terminated prior to a change of control and he reasonably demonstrates that termination was at the request of a third party who indicated an intention or took steps reasonably calculated to effect a change of control and who actually effectuated a change of control, or that termination otherwise occurred in connection with, or in anticipation of, a change of control that actually occurred, then the date of the change of control with respect to the executive will mean the date immediately prior to the date of termination of his employment.

         Based on the terms of the agreements, the estimated amounts, including salary and all benefits, we would have been required to pay to each of our executive officers if we had terminated them other than for cause following a change of control and if the date of termination were December 29, 2006, would have been as follows: Mr. Ridgeway - $770,678; Mr. West - $503,924; Mr. Westbrook - $723,365. These estimated amounts are calculated to be the maximum amount that would not constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, in accordance with the terms of the agreements.

         The estimated amounts, including salary and all benefits, we would have been required to pay to each of our executive officers if we had terminated them other than for cause in the absence of a change of control and if the date of termination or the prior notice were December 29, 2006, would have been as summarized in the table below.

Name                          Salary     Non-        Director    401 K    Medical    Imputed     Country   Conven-       Total
and                                      Equity      Fees       Contri-   and        Income -    Club /    tions,
Principal                                Incentive              butions   Dental     Term Life   Social    Vehicle,
Position                                 Plan                             Insurance  Insurance   Club      Cellular
                                         Compen-                                                 Dues      Phone
                                         sation                                                            Service
------------------------      ---------  ---------   --------    -----    -------    -------     -------   --------  ----------
R. Riggie Ridgeway            $884,064   $73,500     $46,200    $27,366    $17,127     $11,412   $10,107   $12,180   $1,081,956
 President and Chief
 Executive Officer
Robert E. Dye, Jr.                   0         0           0          0          0           0         0         0            0
 Senior Vice President
 Chief Financial Officer
William B. West               $555,000   $46,360     $12,000    $17,538    $17,082      $5,778    $2,160   $11,694     $667,612
 Executive Vice
 President
L. Andrew Westbrook, III      $636,000   $96,477     $43,200    $14,589    $17,127      $2,838   $17,076   $11,640     $838,947
 President and Chief
 Executive Officer of
 Peoples National Bank
 & Bank of Anderson, N.A.


         Under the agreements, the executives also have the right to terminate their employment after a change of control and we would be required to make payments to them. If an executive terminates his employment and such termination constitutes an involuntary termination, we must pay him immediately upon termination the full amount of compensation and benefits that would otherwise be payable under the agreement over the three years following the termination. If an executive terminates his employment and such termination constitutes a voluntary termination, we must pay him immediately upon termination the full amount of compensation and benefits that would otherwise be payable under the agreement for one year following the date of his voluntary termination. If an executive terminates his employment and the termination does not constitute an involuntary termination or a voluntary termination, we will have no further obligations to make payments under the agreement.

         Under the agreements, "involuntary termination" means the termination of employment by the executive within one year following a change in control which is due to: (i) a material change of his responsibilities, position, office, title, reporting relationships or working conditions, authority or duties; (ii) a material change in the terms (including the rolling three-year termination date) of the agreement; (iii) a material reduction in his compensation or benefits; (iv) a forced relocation outside the Anderson/Easley/Greenville/Spartanburg metropolitan area; (v) a significant increase in his travel requirements; (vi) our insolvency; or (vii) our breach of any material provision of the agreement. We have 30 days after written notice is given to us to remedy any of these circumstances, and if we do so, no involuntary termination will be deemed to have occurred. Furthermore, if the executive consents in writing to any of the events listed in (i) through (vii) above, or if he has not objected in writing to any of such events within three months after occurrence, such event or events will not constitute the basis for treating any termination of his employment as an involuntary termination.

         Under the agreements, "voluntary termination" means the termination by the executive of his employment within one year following a change in control which is not the result of any of the events that would be deemed an involuntary termination.

         Based on the terms of the agreements, the estimated amounts, including salary and all benefits, we would have been required to pay to each of our executive officers if they had terminated their employment as a result of an involuntary termination and if the date of termination were December 29, 2006, would have been as follows: Mr. Ridgeway - $770,678; Mr. West - $503,924; Mr. Westbrook - $723,365. These estimated amounts are calculated to be the maximum amount that would not constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, in accordance with the terms of the agreements.

         The estimated amounts, including salary and all benefits, we would have been required to pay to each of our executive officers had there been a voluntary termination and if the date of termination were December 29, 2006, would have been as summarized in the table below.

Name                             Salary      Non-       Director    401 K    Medical     Imputed    Country   Conven-      Total
and                                          Equity     Fees       Contri-   and         Income -   Club /    tions,
Principal                                    Incentive             butions   Dental      Term       Social    Vehicle,
Position                                     Plan                            Insurance   Life       Club      Cellular
                                             Compen-                                     Insurance  Dues      Phone
                                             sation                                                           Service
-------------------------       --------    -------    ---------  -------    ---------   ---------  -------   -------   --------
R. Riggie Ridgeway ..........   $294,688    $24,500    $15,400    $9,122      $5,709     $3,804    $3,369      $4,060   $360,652
  President and Chief
  Executive Officer
Robert E. Dye, Jr.                     0          0          0         0           0          0         0           0          0
  Senior Vice President
  Chief Financial Officer
William B. West .............   $185,000    $15,453     $4,000    $5,846      $5,694     $1,926      $720      $3,898   $222,537
  Executive Vice
  President
L. Andrew Westbrook, III ....   $212,000    $32,159    $14,400    $4,863      $5,709       $946    $5,692      $3,880   $279,649
  President and Chief
  Executive Officer of
  Peoples National Bank
  & Bank of Anderson, N.A.

         If an executive dies while employed by us, we will have no further obligations to make payments under the agreement.

         If we are required to make severance payments under the agreements, (i) the amount of annual salary will be deemed to be the annualized salary being paid immediately prior to the termination, (ii) the annual amount of unfixed compensation (such as a bonus) will be deemed to be equal to the average of such compensation over the three year period immediately prior to the termination, and (iii) the annual amount of benefits will be deemed to be the sum of our cost of providing the benefits to the executive for the twelve month period ending immediately prior to the termination.

         If we terminate an executive other than for cause, or in the event of a voluntary or involuntary termination as described above, or in the event of the executive's death while in our employment, all of his rights to awards of share grants or unexpired options will be deemed to have vested and become immediately exercisable, and will be released from all conditions and restrictions on transfer, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended.

         If any payment provided for in the agreement would, if paid, constitute a "golden parachute payment" as defined in 12 C.F.R. ss. 359.1(f) as in effect on the date of the agreement, our obligation to make such payment will be subject to an additional condition that the circumstances which cause the payment to be a "golden parachute payment" shall have ceased to exist, but such payment will become payable in full at such time as the condition is met, together with interest at the prime rate, compounded annually, from the date such payment would have been due had it not been a "golden parachute payment" until paid.

         If we determine, on the date of a change in control, that the payments provided for in the agreements would constitute "excess parachute payments," under Section 280G of the Internal Revenue Code of 1986, as amended, then the compensation we would be required to pay under the agreement will be reduced to the point at which such compensation will not qualify as an "excess parachute payment." The estimated payments in the discussion above have been reduced so that they would not qualify as excess parachute payments.

         Other provisions of the agreements require the executives to maintain the confidentiality of information obtained from us during employment with us and for a period of 24 months after termination of their employment with us. The agreements also prohibit each officer from competing with us or soliciting our customers or employees for a period of one year after termination of employment by us for cause or by the executive in the absence of a change of control. There are no limitations on competition or solicitation of customers or employees if the executive's employment is terminated following a change in control, at the request of a third party in anticipation of a change of control that actually occurs, or otherwise with or in anticipation of, a change of control that actually occurs.

         The foregoing is merely a summary of certain provisions of the Noncompetition, Severance and Employment Agreements, and is qualified in its entirety by reference to such agreements, which have been filed with the Securities and Exchange Commission. This summary does not create any rights in any person.

Retirement Benefits

Salary Continuation Agreements

         We have entered into Salary Continuation Agreements with Messrs. Ridgeway, West, Westbrook, and Dye. The agreements provide for payments of benefits to Messrs. Ridgeway, West, Westbrook and Dye commencing at their retirements at age 65, or earlier in the event of death or disability. We have purchased universal life insurance policies on the lives of Messrs. Ridgeway, West, Westbrook and Dye, which are reflected in our balance sheet as other assets. Although we plan to use these policies to fund our obligations under the agreements, our obligations are independent of the policies.

         Agreement with Mr. Ridgeway

         The agreement with Mr. Ridgeway provides that if his employment is terminated at or after he reaches age 65, we will pay him an annual retirement benefit of 35% of his final salary. This benefit is payable in monthly installments beginning in the month after his retirement and continuing for the greater of his life or 239 months. This amount is currently estimated to be $122,426 per year at Mr. Ridgeway's projected normal retirement date.

         In the event that Mr. Ridgeway's employment with us is terminated prior to his retirement for any reason other than death or disability or for cause, the agreement provides that he will be paid a retirement benefit beginning at age 65 of $100,625. Had Mr. Ridgeway's employment with us been terminated on December 29, 2006 for any reason other than death or disability or for cause, he would receive annual retirement benefits beginning at age 65 under the agreement of $100,625.

         In the event that Mr. Ridgeway's employment with us is terminated prior to age 65 due to disability, in lieu of the benefits set forth above, he will be paid an annual benefit after he reaches age 65 of $122,426. Had Mr. Ridgeway's employment with us been terminated on December 29, 2006 as a result of disability, he would receive annual retirement benefits beginning at age 65 under the agreement of $122,426.

         In the event that Mr. Ridgeway dies while he is employed by us, his agreement provides that his beneficiary shall receive an amount of $251,418. This amount would be paid in a lump sum.

         Agreements with Messrs. West, Westbrook and Dye

         The agreements with each of Messrs. West, Westbrook and Dye provide that if their employment with us is terminated at the later of age 65 or upon "separation of service" (as defined in Sections 414(b) and 414(c) the Internal Revenue Code), we will pay them an annual benefit of 15% of their final pay. The agreements define "final pay" as the executive's highest annualized base salary (before reduction for compensation deferred pursuant to all qualified, non-qualified, and Internal Revenue Code Section 125 plans) from the three years prior to separation from service, including the year separation from service occurs. This benefit is to be distributed in 12 equal monthly installments for a period of 15 years, commencing on the first day of the month following retirement. We refer to this benefit as the "normal retirement benefit." These annual amounts are currently estimated to be $39,497, $72,465 and $49,904 for Messrs. West, Westbrook and Dye, respectively, at each of their projected normal retirement dates.

         The agreements with each of Messrs. West, Westbrook and Dye provide that if their employment with us is terminated prior to age 65, except following a change of control or due to death, disability or termination for cause, we are required to pay them the vested percentage, determined as of the end of the plan year preceding separation from service, of the normal retirement benefit referred to in the paragraph above pursuant to a vesting schedule. For Mr. West, the vesting schedule ranges from 0.61% for the plan year ended October 30, 2007 to 100% at or after January 31, 2015. For Mr. Westbrook, the vesting schedule ranges from 0.35% for the plan year ended October 30, 2007 to 100% at or after May 27, 2027. For Mr. Dye, the vesting schedule ranges from 0.32% for the plan year ended October 30, 2007 to 100% at or after July 8, 2032. This benefit is to be distributed in 12 equal monthly installments for a period of 15 years, commencing on the first day of the month following the executive's reaching age
65. Had the employment of each of Messrs. West, Westbrook and Dye been terminated pursuant to this provision of the agreements as of December 29, 2006, we would have been required to pay them $167, $109 and $55, respectively.

         The agreements with each of Messrs. West, Westbrook and Dye provide that if their employment with us is terminated prior to age 65 due to disability, we are required to pay them the vested percentage, determined as of the end of the plan year preceding separation from service, of the normal retirement benefit pursuant to a vesting schedule. For Mr. West, the vesting schedule ranges from 6.10% for the plan year ended October 30, 2007 to 100% at or after January 31, 2015. For Mr. Westbrook, the vesting schedule ranges from 3.50% for the plan year ended October 30, 2007 to 100% at or after May 27, 2027. For Mr. Dye, the vesting schedule ranges from 3.20% for the plan year ended October 30, 2007 to 100% at or after July 8, 2032. This benefit is to be distributed in 12 equal monthly installments for a period of 15 years, commencing on the first day of the month following the executive's reaching age
65. Had the employment of each of Messrs. West, Westbrook and Dye been terminated pursuant to this provision of the agreements as of December 29, 2006, we would have been required to pay them $1,665, $1,092 and $550, respectively.

         The agreements with each of Messrs. West, Westbrook and Dye provide that if there is a separation of service following a change in control, we are required to pay them 100% of 15% of final pay (as defined above) increased by 4% annually until they reach age 65. This benefit is to be distributed in 12 equal monthly installments for a period of 15 years, commencing on the first day of the month following the executive's reaching age 65. Had the employment of each of Messrs. West, Westbrook and Dye been terminated pursuant to this provision of the agreements as of December 29, 2006, we would have been required to pay them $39,497, $72,465 and $49,904, respectively.

         The agreements define "change of control" as the occurrence of a "change in ownership" or a "change in effective control" of our Company or any affiliated corporation, as described in Treasury Regulations Section 1.409A-3(g)(5) (we refer to these terms collectively as "change in control events"). To qualify as a change in control, the occurrence of the change in control event must be objectively determinable. To constitute a change in control, the change in control event must relate to (i) the corporation for which the executive is performing services at the time of the change in control;
(ii) the corporation that is liable for the payment of the deferred compensation; or (iii) a corporation that is a majority shareholder of a corporation identified in subparagraph (i) or (ii) above, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in subparagraph (i) or (ii) above.

         A "change in ownership" of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the corporation or to cause a change in the effective control of the corporation.

         Even if a corporation has not undergone a change in ownership, a "change in effective control" of a corporation occurs on the date that either:
(i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election.

         The agreements provide that commencement of payments will be deferred for six months if failure to do so would cause a violation of Internal Revenue Code Section 409A. In such event, any distribution which would otherwise be paid to the executive within the first six months following the separation from service will be accumulated and paid to the executive in a lump sum equal to the on the first day of the seventh month following the separation from service. All subsequent distributions will be paid in the manner specified.

         The agreements provide that, if any of Messrs. West, Westbrook or Dye dies while in active service to us, we are required to pay his designated beneficiary 15% of final pay (as defined above) increased by 4% annually until they reach age 65. This payment is to be made as a lump sum present value of the projected stream of payments at normal retirement within 60 days after we receive a copy of the death certificate. Had the employment of each of Messrs. West, Westbrook and Dye been terminated as a result of death as of December 29, 2006, we would have been required to pay their beneficiaries $365,014, $667,884 and $447,936, respectively. This benefit is in lieu of any other benefits under the agreements. If the executive is entitled to benefit distributions under the agreement, but dies prior to the commencement of benefit distributions, we are required to pay his beneficiary the same benefits that the executive was entitled to prior to death except that the benefit distributions will commence within 30 days following our receipt of the death certificate.

         We are not required to make any payments to Messrs. West, Westbrook or Dye if we terminate their employment for cause or if they are subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

         The agreements also provide that Messrs. West, Westbrook and Dye will forfeit their payments under the agreements if, while they are employed by us or while they are receiving payments under the agreements, they, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, employment, management, operation, consulting or control of any financial services institution that competes with us.

         The foregoing is merely a summary of certain provisions of the Salary Continuation Agreements and is qualified in its entirety by reference to the agreements, which have been filed with the Securities and Exchange Commission.

Death Benefits -- Split-Dollar Life Insurance

         We provide Mr. Ridgeway with a life insurance policy and have entered into a Split-Dollar Insurance Agreement with him relating thereto. We are the owner of the policy and pay all of the premiums on the policy. Upon Mr. Ridgeway's death, the agreement requires payment to us of proceeds equal to the greater of (a) the cash surrender value of the policy, or (b) the aggregate premiums we have paid on the policy, less any indebtedness to the insurer. Any remaining amount of proceeds is required to be paid to Mr. Ridgeway's designated beneficiary or any assignee, but only if he was employed by us at normal retirement age. The agreement defines "normal retirement age" as the earliest of Mr. Ridgeway's 65th birthday, the date of termination of his employment as a result of disability, or the date of a change of control.

         The agreement defines "change of control" as any of the following: (a) direct or indirect acquisition by any person within any 12 month period of securities representing an aggregate of 20% percent or more of the combined voting power of our outstanding securities; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute our Board, cease for any reason to constitute at least a majority of our Board, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (c) consummation of (i) a merger, consolidation or other business combination of our Company unless our outstanding common stock immediately prior to the transaction would continue to represent at least 67% of the outstanding common stock of the surviving entity immediately following such transaction; or (ii) a plan of complete liquidation of our Company or an agreement for our sale or disposition of all or substantially all of our assets; or (d) the occurrence of any other event or circumstance which is not covered by
(a) through (c) above which the Board of Directors of the Company determines affects control of our Company and, in order to implement the purposes of the

Split-Dollar Agreement, adopts a resolution that such event or circumstances constitutes a change of control for the purposes of the agreement.

         We may not sell, surrender or terminate the policy unless we first offer Mr. Ridgeway the right to purchase it for an amount equal to the cash surrender value. After termination of Mr. Ridgeway's employment at normal retirement age, we are required to maintain the policy in full force and effect unless we replace it with comparable coverage. We impute income to Mr. Ridgeway in an amount equal to the current term rate for his age multiplied by the aggregate death benefit payable to his beneficiary. The "current term rate" is defined as the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

         If Mr. Ridgeway had died as of December 29, 2006, his beneficiary or assignee would have been entitled to a lump sum cash payment of $693,501 under the agreement.

         The foregoing is merely a summary of the Split-Dollar Life Insurance Agreement, and is qualified in its entirety by reference to the agreement itself, which is filed with the Securities and Exchange Commission. This summary does not create any rights in any person.

1993 Incentive Stock Option Plan

         The 1993 Peoples Bancorporation, Inc. Incentive Stock Option Plan (the "1993 Plan") reserved 848,541 shares (as adjusted for stock dividends and stock splits since inception of the plan) for issuance upon exercise of options under the plan, and provides for the grant of options at the discretion of our Board of Directors or a committee designated by the Board to administer the 1993 Plan. The option exercise price must be at least 100% of the fair market value of the stock on the date the option is granted (or 110% in the case of an option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company), and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1993 Plan. Stock options granted pursuant to the 1993 Plan expire no later than ten years from the date on which they are granted, except in the case of options granted to ten percent shareholders, which expire not later than five years from the date on which they are granted. The 1993 Plan had a ten-year term and has, therefore, terminated. Although options may still be exercised under the 1993 Plan, no further options may be granted under the 1993 Plan.

2004 Stock Option Plan

         The 2004 Stock Option Plan (the "2004 Plan") reserved 338,605 shares (as adjusted for stock splits and stock dividends since inception of the plan) for issuance pursuant to the exercise of options under the 2004 Plan. The plan is administered by our Board of Directors or a committee appointed by the Board. Options awarded under the plan may be "incentive stock options" within the meaning of the Internal Revenue Code or non-qualified options. Options may be granted pursuant to the 2004 Plan to persons who are directors, officers or key employees of the Company or any subsidiary (including officers who are employees) at the time of grant. Our Board of Directors or the committee selects the persons to receive grants under the 2004 Plan and determines the number of shares covered by options granted under the plan. All stock options will have such exercise prices as may be determined by the Board of Directors or the committee at the time of grant, but such prices may not be less than the fair market value of our common stock (as determined in accordance with the plan) at the date of grant. The Board of Directors or the committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of our Company, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired.

         The number of shares reserved for issuance under the 2004 Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without our receipt of consideration. All outstanding options will become immediately exercisable in the event of a change of control, or imminent change of control, of our Company (both as defined in the plan). In the event of an extraordinary corporate action (as described in the plan), subject to any required shareholder approval, the Board of Directors or the committee, in its sole discretion, may also cancel and pay for outstanding options. The Board or committee also has the power to accelerate the exercise date of outstanding options at any time. The Board of Directors may alter, suspend or discontinue the plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the plan, materially increase benefits to participants under the plan, or materially modify the eligibility requirements under the 2004 Plan without shareholder approval or ratification. The 2004 Stock Option Plan will terminate on April 6, 2014, and no options will be granted thereunder after that date.

         The foregoing summaries of the 1993 Stock Option Plan and the 2004 Stock Option Plan are qualified in their entirety by reference to the plans, which have been filed with the Securities and Exchange Commission as exhibits to registration statements on Forms S-8 in 2004.

Compensation of Directors

Directors' Fees

         We paid director fees of $500 per quarterly board meeting in 2006, with the Chairman of the Board receiving an additional $500 per quarterly Board meeting. We also paid committee fees of $150 per meeting from January 2006 until July 2006, at which time committee fees were increased to $250 per meeting. We paid the chair of each committee an additional $100 for each meeting.

         Many of our directors also served as a director of one of our Banks in 2006. The Peoples National Bank paid director fees of $950 per meeting in 2006, with the Chairman receiving an additional $475 per meeting; Bank of Anderson, N.
A. paid director fees of $500 per meeting in 2006, with the Chairman receiving an extra $250 per meeting; and Seneca National Bank paid director fees of $300 per meeting in 2006, with the Chairman receiving an extra $200 per meeting in 2006. The Peoples National Bank paid committee fees of $100 per meeting from January, 2006 until July, 2006, at which time the fees were increased to $200 per meeting; Bank of Anderson, N. A. paid committee fees of $100 per meeting from January, 2006 until July, 2006, at which time the fees were increased to $150 per meeting; and Seneca National Bank paid committee fees of $100 per meeting in 2006. The chairs of the Banks' committees each receive an additional $100 per committee meeting. Payment of director fees is not contingent upon attendance at regularly scheduled board meetings, but attendance is required for payment in connection with special called board meetings.

         Information about fees paid to each director in 2006 is set forth in the "Director Compensation" table below.

1997 Non-Employee Director Stock Option Plan

         The 1997 Non-Employee Director Stock Option Plan (the "1997 Plan") initially reserved 390,933 shares (as adjusted for stock splits and stock dividends since inception of the plan) for issuance upon exercise of options under the 1997 Plan, and provides for the granting to our non-employee directors of options under a non-discretionary formula set forth in the 1997 Plan. The option exercise price of each option must not be less than 100% of the fair market value of the shares of our common stock on the date of grant, and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's stock option agreement and the 1997 Plan. Stock options granted pursuant to the 1997 Plan expire no later than ten years from the effective date of the 1997 Plan. Information about individual grants under the plan in 2006 is provided in the table below.

          The 1997 Plan will terminate on April 14, 2007, and no further options may be granted under the plan (though outstanding options may still be exercised until their expiration dates). In order to be able to continue to award options to our non-employee directors on the same terms as those provided by the 1997 Plan, our Board is proposing that the shareholders adopt the 2007 Non-Employee

Directors Stock Option Plan at the Annual Meeting. Further information about this new plan and the proposal to adopt it is provided under the caption "Proposal to Approve the 2007 Non-Employee Directors Stock Option Plan."

                           2006 Director Compensation

         The table below provides information about the compensation we paid to each of our non-employee directors in 2006. Information about compensation we paid to our executive officers who are also directors, including compensation paid to them in their capacity as directors, is provided in the Summary Compensation Table above.

            Name                  Fees       Stock     Option       Non-Equity         Change in          All Other        Total
                                 Earned     Awards     Awards     Incentive Plan        Pension         Compensation        ($)
                                   or       ($)(1)       (2)       Compensation        Value and
                                Paid in                                 ($)           Nonqualified
                                  Cash                                                  Deferred
                                  (1)                                                 Compensation
                                                                                        Earnings
----------------------          -------      -----     ------       ----------         ---------          ---------       -------
James A. Black, Jr.             $10,756        N/A          0              0                 0                  0         $10,756
William A. Carr                 $18,250        N/A          0              0                 0                  0         $18,250
Charles E. Dalton               $24,550        N/A          0              0                 0                  0         $24,550
W. Rutledge Galloway            $21,375        N/A          0              0                 0                  0         $21,375
R. David Land                   $ 9,000        N/A     $2,293              0                 0                  0         $11,293
Andrew M. McFall, III           $ 6,000        N/A     $2,293              0                 0                  0         $ 8,293
E. Smyth McKissick, III         $16,300        N/A          0              0                 0                  0         $16,300
Eugene W. Merritt, Jr.          $16,000        N/A          0              0                 0                  0         $16,000
George B. Nalley, Jr.           $23,400        N/A          0              0                 0                  0         $23,400
George Weston Nalley            $20,100        N/A     $2,293              0                 0                  0         $22,393
Larry D. Reeves                 $ 6,600        N/A     $2,293              0                 0                  0         $ 8,893
William R. Rowan, III           $23,150        N/A          0              0                 0                  0         $23,150
Nell W. Smith                   $16,650        N/A          0              0                 0                  0         $16,650
A. J. Thompson, Jr., M.D.       $17,850        N/A          0              0                 0                  0         $17,850

     (1) Includes payment of directors' fees for service on the board of the Company, fees for service as chairman of the board, and fees for service on the boards of our subsidiary banks. Also includes the payment of fees for attendance at meeting of committees of the boards that the director serves on as well as fees for service as chairman of a board committee.
     (2)  The  assumptions  made in valuation of option  awards are set forth in
          Note 16 to the Company's audited financial statements for the year ended December 31, 2006, which are included in our Form 10-K for the year ended December 31, 2006 and in our 2006 Annual Report to Shareholders. The amounts shown in these columns are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123(R), and do not represent dollar amounts paid to the directors. Mr. Land, Mr. McFall, Mr. Nalley and Mr. Reeves were granted options to purchase 500 shares each on May 18, 2006 with a fair value at the time of grant of $4.59 per share, computed in accordance with FAS 123(R). These options granted in 2006 vest immediately. The aggregate number of stock options outstanding at fiscal year-end 2006 for each director is as follows: Mr. Dalton, 5,271 shares; Mr. Galloway, 24,427 shares; Mr. Land, 5,862 shares; Mr. McFall, 6,967 shares; Mr. McKissick, 17,478 shares; Mr. Merritt, 17,478 shares; Mr. G. W. Nalley, 525 shares; Mr. Reeves, 5,862 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Banks, in the ordinary course of their business, make loans to, accept deposit from, and provide other banking services to certain of our directors and executive officers, their associates and members of their immediate families. Loans are made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Banks, and do not involve more than the normal risk of collectibility or present other unfavorable features. Rates paid on deposit accounts and fees charged for other banking services, and other terms of these transactions, are also the same as those prevailing at the time for comparable transactions with other persons. The Banks expect to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, their associates, and members of their immediate families. The aggregate dollar amount of loans outstanding at December 31, 2006 was $6,305,000. During 2006, $1,516,000 in new loans were made and repayments totaled $336,000. None of such loans have been on non-accrual status, 90 days or more past due, or restructured at any time.

         From time to time, we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders, or their associates and members of their immediate families. These types of transactions or services might include, among others, construction-related services, legal services, real estate brokerage services, and public relations services. We only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties. We do not have written policies or procedures with respect to such transactions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our common stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to us and written representations of persons subject to
Section 16(a), it appears that all such reports for these persons were filed in a timely fashion during 2005, except as follows: Mr. Dye failed to timely file two reports with respect to one transaction each, and Mr. Rowan failed to timely file one report with respect to one transaction.

                    PROPOSAL TO APPROVE THE 2007 NON-EMPLOYEE
                           DIRECTORS STOCK OPTION PLAN

Introduction

         Our Board of Directors is also seeking shareholder approval of the 2007 Non-Employee Directors Stock Option Plan (the "2007 Directors' Plan"). This plan is substantially the same as the 1997 Plan discussed above under "Management Compensation--Compensation of Directors," which was approved by our shareholders at our 1997 annual meeting. Although 84,491 shares remain available for grant under the 1997 Plan, that plan will expire according to its terms on April 14, 2007, and no further options may be granted under it. (Nevertheless, options outstanding at the date of the plan's expiration may still be exercised until they expire according to terms of the original grants). Our Board of Directors has, therefore, adopted the 2007 Directors' Plan so that options to purchase shares of our common stock may continue to be granted to our directors in recognition of their service to our Company. A copy of the 2007 Directors' Plan is included with this Proxy Statement as Appendix C and is incorporated herein by reference. The following is a summary of the 2007 Directors' Plan and is qualified in its entirety by reference to the Plan. The summary does not create any rights separate from the Plan.

Description of the Plan

Purpose

         The purpose of the 2007 Directors' Plan is to further our interests by providing an effective means of attracting, retaining and motivating talented individuals to serve as directors and encouraging them to invest in our common stock, thereby increasing their interest in our success.

Effective Date and Term

         The 2007 Directors' Plan will become effective on May 17, 2007 if it is approved by our shareholders. If the plan is approved, options may be granted under the 2007 Directors' Plan until May 17, 2017, or such earlier date as the Board determines.

Formula Plan

         Grants of options under the 2007 Directors' Plan are automatic, and the plan is intended to qualify as a "formula" plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The 2007 Directors' Plan provides that, upon the adjournment of the Company's annual meeting of shareholders each year, each person who has served as a non-employee director of the Company or any of its bank subsidiaries during the immediately preceding year shall be granted an option to purchase 500 shares of the Company's Common Stock, up to a maximum of 5,000 shares per director.

Stock Subject to the Plan

         The 2007 Directors' Plan reserves 84,491 shares for possible issuance by us to optionees when they exercise stock options. The plan provides that appropriate adjustments in the number of shares of common stock subject to the plan, and the number of shares and the option price per share subject to any option will be made to give effect to adjustments made in the number of shares of our common stock as a result of any stock dividend, stock split, subdivision or combination of shares.

         If we are merged with or consolidated into another entity and we are not the survivor of the transaction, or if substantially all of our property or stock is acquired by another entity, or if we reorganize, recapitalize or liquidate, either (i) appropriate provision must be made for protection of options outstanding under the 1997 Plan, or (ii) optionees must be given written notice that they have 60 days to exercise their options or the options will be terminated.

         If any outstanding stock option under the plan expires or terminates, the shares of common stock represented by the unexercised portion of that stock option may again be subjected to a stock option granted under the Plan.

Eligibility Under the Plan

         Options may be granted only to members of our Board of Directors and members of our bank subsidiaries' boards of directors who are neither our employees nor employees of any of our bank subsidiaries. The Company and our Banks, currently have thirteen directors who would be eligible to receive options under the plan. Under the plan, the aggregate fair market value (determined at the time of grant) of the shares of our common stock underlying all stock options that are exercisable for the first time by any such person during any calendar year (under all of our stock option plans) may not exceed $100,000.

Administration of the Plan

         The 2007 Directors' Plan is administered by our Compensation Committee. The Board or the Committee also has full power to administer and interpret the Plan, to prescribe, amend and rescind rules relating to the Plan and to make all other determinations necessary or advisable for its administration.

Exercise Price

         The exercise price of options granted under the 2007 Directors' Plan will be 100% of the fair market value of our common stock on the date of the annual meeting of shareholders after which such options are granted, as determined by the last sales price on such date or, if no shares were traded on that date, on the next preceding day on which the shares were traded, as quoted by a national quotation service. The last sales price of our common stock on the NASDAQ Bulletin Board on April 4, 2007 was $10.50. If the shares are listed on a national securities exchange, "fair market value" would mean the closing price of the shares on such national securities exchange on the grant date or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported on National Quotation Bureau, Inc. or other national quotation service.

 Term of Options

         Options issued under the 2007 Directors' Plan are immediately exercisable. Options will terminate upon the happening of the first of the following events: (a) the expiration of ten years from the date of grant of a stock option; (b) the expiration of ninety days after the time the option holder ceases to be our director or a director of one of our bank subsidiaries other than by reason of his or her death or total and permanent disability as defined under Section 22(e)(3) of the Internal Revenue Code (the "Code"); (c) the expiration of one year after termination of the director's status as our director or as a director of one of our bank subsidiaries due to his or her being deemed permanently and totally disabled as defined under Section 22(e)(3) of the Code; or (d) the expiration of one year after the date of the director's death. Under Code Section 22(e)(3), an individual is deemed "permanently and totally disabled" if he or she is unable to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual will not be considered to be permanently and totally disabled unless he furnishes proof of such disability in the form and manner, and at such times, as the Secretary of Labor requires.

Transferability of Options

         Options granted under the 2007 Directors' Plan are not transferable other than by will or laws governing distribution of a decedent's estate, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In order to insure that disposal of shares acquired by exercise of an option will not be in violation of the Securities Act of 1933, as amended, or other applicable laws, certificates for shares issued may have a legend restricting the transferability of such shares.

Amendment or Termination

         The Board may at any time amend the 2007 Directors' Plan; provided, however, that no amendment shall, without further approval of our stockholders,
(i) increase the maximum number of shares of common stock which may be made subject to options granted under the plan, other than by reason of an adjustment to total shares outstanding as discussed above under "--Stock Subject to the Plan," (ii) change the date on which the plan will terminate; (iii) change the number of shares subject to each option; (iv) reduce the option price, other than upon the occurrence of significant corporate events as discussed above under "-- Stock Subject to the Plan," (v) materially modify the requirements for eligibility, or (vi) materially increase the benefits to participants in the plan.

         The Board may not modify any outstanding option without consent of the option holder in a manner that would adversely affect such holder except to the extent, if any, provided in the option agreement with that option holder. However, if there is a change in any federal or state law, rule or regulation that would make the exercise of all or part of a previously granted option unlawful or subject us to a penalty, or affect the incentive stock option status of any previously granted option, the Committee may restrict such exercise, or modify or amend an option agreement, without the option holder's consent in order to comply with such law, rule or regulation.

Federal Income Tax Consequences

         The following is a summary of the federal income tax rules relevant to participants in the Plan who receive options, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different.

         Stock options granted under the plan may only be nonqualified options for federal income tax purposes. Generally, the optionee does not recognize any taxable income at the time of grant of a nonqualified option. Upon the exercise of the nonqualified option the optionee will recognize ordinary income, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. We will generally be entitled to a deduction equal to such ordinary income at the time that the employee recognizes such income. The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after the exercise date. We will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of common stock acquired upon an option's exercise may be used to offset capital gains.

Withholding Taxes

         Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, we may require the optionee to pay the amount we are required to withhold before we deliver any shares or other payment to be received under the plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the individual.

Plan Benefits to Directors

          The total number of options that will be awarded to each non-employee director under the 2007 Directors' Plan will depend upon the number of years he or she serves as a director, but no director may receive options to purchase more than 5,000 of our shares. If the plan is approved by our shareholders, immediately following the 2007 Annual Meeting, each of Messrs. Land, Nalley, Reeves and Rowan and each non-employee director of our subsidiary banks, will receive options to purchase 500 shares of our common stock for their service to us as directors in 2006.

Equity Compensation Plan Information

         The following table sets forth information as of December 31, 2006 about all of our compensation plans (including individual compensation arrangements) under which equity securities of our Company are authorized for issuance.

                           Number of securities    Weighted-average        Number of securities remaining
                           to be issued upon       exercise price of       available for future issuance
                           exercise of             outstanding options,    under equity compensation plans
                           outstanding options,    warrants and rights     (excluding securities reflected in
Plan Category              warrants and rights                             in column (a))
                           (a)                     (b)                     (c)
-----------------------    --------------------    --------------------    ----------------------------------
Equity compensation
plans approved by
security holders .........        199,084                  $8.88                        380,262
Equity compensation
plans not approved by
security holders (1) .....              -                      -                              -
Total ....................        199,084                  $8.88                        380,262

Vote Required

         The 2007 Directors' Plan will be approved if the number of shares of Common Stock voted in favor of adoption of the plan exceed the number of shares of Common Stock voted against adoption of the plan. Abstentions and broker non-votes will have no effect upon the vote on this matter.

Recommendation

         Our Board of Directors unanimously recommends a vote "FOR" approval of the Peoples Bancorporation, Inc. 2007 Non-Employee Directors Stock Option Plan.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Our Board has selected Elliott Davis, LLC, Certified Public Accountants with offices in Greenville, South Carolina, to serve as our independent certified public accountants for 2007. We expect that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Auditors

         Set forth below is information about fees billed by Elliott Davis, LLC, our independent auditors, for audit services rendered in connection with our consolidated financial statements and reports for the years ended December 31, 2006 and 2005, and for other services rendered during such years, on our behalf, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to us.

                                     Year Ended                  Year Ended
                                  December 31, 2006           December 31, 2005
                                  -----------------           -----------------
Audit Fees .................          $66,900                     $63,250
Audit-Related Fees .........           18,790                      12,370
Tax Fees ...................            9,900                       9,500
All Other Fees .............                -                           -
         Total .............          $95,560                     $85,120

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports, and services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees

         Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under "Audit Fees". These services include employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees

         All other fees would include fees for all other services other than those reported above.

         In making its decision to recommend appointment of Elliott Davis, LLC as our independent auditors for the fiscal year ending December 31, 2006, our Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Elliott Davis, LLC.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         Our Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to possible limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2006, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The following is the report of the Audit Committee with respect to Peoples Bancorporation, Inc.'s audited financial statements for the fiscal year ended December 31, 2006.

         The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee is comprised solely of independent directors as defined by the Nasdaq Rules.

         The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2006. Our Audit Committee has discussed with our independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Accounting Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by Independence Standards Board Standard No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Elliott Davis, LLC, their independence.

         Based on their review of the consolidated financial statements and discussions with and representations from management and Elliott Davis, LLC referred to above, our Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2006, for filing with the Securities and Exchange Commission.

                             Respectfully submitted,

      Charles E. Dalton                            George Weston Nalley
      R. David Land                                Nell W. Smith

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         You may obtain copies of the Company's 2005 Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2006, free of charge by requesting such form in writing from Robert E. Dye, Jr., Secretary, Peoples Bancorporation, Inc., P. O. Box 1989, Easley, South Carolina 29641. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

         Neither the Compensation Committee Report nor the Audit Committee Report is deemed to be filed with the Securities and Exchange Commission and neither shall be deemed incorporated by reference into any of our prior or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference.

                                     WEBSITE

         Our website is peoplesbc.com. The information in the links is provided by third parties and we assume no responsibility for the accuracy or adequacy of such information. None of our charters are posted on our website or in the links to information about us.

                                  OTHER MATTERS

         We are not aware of any other matters not referred to in the enclosed proxy that may be brought before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters. As of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the Annual Meeting.

                                      PROXY

                          PEOPLES BANCORPORATION, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS - THURSDAY, MAY 17, 2007

         Robert E. Dye, Jr. and Patricia A. Jensen, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Peoples Bancorporation, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on May 17, 2007, and at any adjournment thereof, as follows:

1.   Election of     [ ] FOR all nominees listed   [ ] WITHHOLD  AUTHORITY
     Directors.          below                         to vote for all nominees
                                                       listed below

                     [ ] WITHHOLD  AUTHORITY only on the following nominees:____
                         _______________________________________________________

                    Instructions:   To  withhold   authority  to  vote  for  any
                    individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES: 3-year terms: Paul C. Aughtry,  III, R. David Land, Eugene W. Merritt,
                        Jr., George B. Nalley, Jr., A.J. Thompson, Jr.
          2-year term:  Timothy J. Reed
          1-year term:  D. Gray Suggs

2.   Adoption of the 2007 Non-Employee Director
     Stock Option Plan.         [ ]   FOR      [ ]   AGAINST     [ ]  ABSTAIN


3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THIS PROXY WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated: ________,  2007
                                     -------------------------------------------


                                     -------------------------------------------

                                   APPENDIX A

                          PEOPLES BANCORPORATION, INC.

                             AUDIT COMMITTEE CHARTER

                          PEOPLES BANCORPORATION, INC.
                             AUDIT COMMITTEE CHARTER
                                      2006

THE AUDIT COMMITTEE

The Board of Directors of Peoples Bancorporation, Inc. (the Company) has created a committee of directors to be known as the AUDIT COMMITTEE. The Committee's Charter shall be reviewed and approved annually by the Company and its goals and objectives, composition, terms of office, and duties and responsibilities are as follows.

GOALS AND OBJECTIVES

The primary goal of the Committee will be to assist the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices of the Company. In accomplishing this goal, the Committee will:

     o Oversee the audit effort of the Company's internal audit function and that of its independent auditors;

     o Maintain, by scheduling regular meetings, open lines of communications among the board, and its internal and external auditors, to exchange views and information as well as confirm their respective authority and responsibilities;

     o Serve as an independent party to review the financial information publicly disclosed by management; and

     o Review the adequacy of the administrative, operating, and internal accounting controls of the Company and its subsidiaries and evaluate adherence to those controls.

COMPOSITION

The Board of Directors shall annually appoint at least three members to the Audit Committee who are also members of the Board of Directors of Peoples Bancorporation, Inc. Each member will be independent of senior management and operating executives of the Company and its subsidiaries and free from any relationship that might in the opinion of the Board of Directors be construed as a conflict of interest. One of the members shall be elected chairperson of the Committee by the Committee.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

     o At least annually, appoint or replace, and oversee the work of the external auditors, who shall report directly to the Committee;

     o Provide for audits to be conducted in compliance with statutory requirements;

     o    Review and approve audit plans for the Company and its subsidiaries;

     o Review the effectiveness of both the internal and external audit functions through meetings with each respective group;

     o Determine that no management restrictions are being placed upon either the internal or external auditors;

     o Review the adequacy and effectiveness of the administrative, operating and accounting policies of the Company and its subsidiaries through active communication with operating management, internal and external auditors;

     o Review the adequacy of the internal accounting control systems of the Company and its subsidiaries by review of written reports from the internal and external auditors and monitor management's responses and actions to correct any noted deficiencies;

     o Review with management, the external and internal auditors significant risks and exposures, audit activities and significant audit findings;

     o Review financial reports, together with related media announcements prior to their release to the public;

     o    Review  all   regulatory   reports   submitted   to  the  Company  and
          management's response to them;

     o Require reports from management and the external and internal auditors on any significant proposed regulatory, accounting or reporting issue to assess the potential impact upon the financial reporting process of the Company and its subsidiaries;

     o Review and approve significant accounting changes as presented by management, and the external and internal auditors as noted above;

     o Review and approve the year-end "Report on Consolidated Financial Statements" and the "Report to the Audit Committee of the Board of Directors" with operating management and the external auditors;

     o Identify and direct any special projects or investigations deemed necessary;

     o    Pre-approve all audit services and permitted non-audit services;


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

     o Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable auditing or accounting matters;

     o Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable; and

     o Report to the full Board of Directors a summary of the work performed by the Committee to fully discharge its duties during the year.

MEETINGS

The Committee shall hold regular meetings as scheduled by the Committee and such other meetings as shall be called from time to time by the Chairman of the Committee. Minutes or other records of meetings and activities of the Audit Committee shall be maintained.

The Committee meetings will consist of a general session that will be attended by Committee members, the internal auditor, management representatives, and the independent accountants as appropriate. Others may attend by invitation of the Committee.

Following the conclusion of the general session, the Committee will excuse management representatives in order to meet privately with the internal auditor, independent accountants, or others at the Committee's discretion.

An executive session of Committee members only may follow.

                                   APPENDIX B

                          PEOPLES BANCORPORATION, INC.

                         COMPENSATION COMMITTEE CHARTER

                          PEOPLES BANCORPORATION, INC.
                         COMPENSATION COMMITTEE CHARTER

I.     Purpose

       The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Peoples Bancorporation, Inc. (the "Company") shall discharge the Board's responsibilities to shareholders, potential shareholders, the investment community and other stakeholders with respect to its oversight of the following:

          (i) recommending the compensation of the Company's executive officers to the Board for approval

          (ii) reviewing and making recommendations to the full Board regarding Board compensation.

          (iii) overseeing the company's stock option plans and serving as the Stock Option Committee of the Board

II. Composition

       The Committee shall be comprised of a minimum of 5 members of the Board, with a simple majority constituting a quorum, each of whom shall be determined by the Board to be "independent" in accordance with the Company's policy defining independent directors qualified for Compensation Committee membership.

       The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and shall serve one year terms or until such member's successor is duly elected and qualified or until such members' earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

       Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for the Committee meetings.

III.   Meetings

       The Committee shall meet as frequently as circumstances dictate. Meetings of the Committee may be held in person or telephonically at any time.

       As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the Company's chief executive officer (CEO) and any other corporate officers, as it deems appropriate. However, the Committee should meet regularly without such officers present, and in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed.

       All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite other persons to its meetings as it deems appropriate.

IV.    Responsibilities and Duties

       To fulfill its responsibilities and duties, the Committee shall:

       Recommend Compensation for Executive Officers and Directors

          (i) Recommend the annual compensation of the CEO, taking into consideration feedback from the Executive Committee's annual review of the CEO;

          (ii) Recommend the compensation of the Company's other executive officers, taking into consideration the recommendation of the CEO; and

          (iii) Review  and  determine  the   appropriateness   of  the  Board's
               compensation on an annual basis.

       Monitor Incentive Based Compensation Plans

          (i) Review and make recommendations to the Board with respect to any Company incentive-compensation plans; and

          (ii) Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

       Reports

          (i)  Report regularly to the Board,

               o    following meetings of the Committee;

               o with respect to such other matters that are relevant to the Committee's discharge of its responsibilities; and

               o with respect to such recommendations as the Committee may deem appropriate.

          (ii) Maintain minutes or other records of meetings and activities of the Committee.

V.     Annual Performance Evaluation

       The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Board shall also issue an annual evaluation of the Committee's performance.

                                   APPENDIX C

                          PEOPLES BANCORPORATION, INC.

                 2007 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           PEOPLES BANCORPORATION, INC
                  2007 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. PURPOSE. The purpose of the Peoples Bancorporation, Inc. 2007 Non-Employee Directors Stock Option Plan (the "Plan") is to provide Peoples Bancorporation, Inc. (the "Company") maximum flexibility to meet the evolving needs of the Company and its subsidiaries by providing stock-based compensation to directors in order to align more closely the interests of corporate management with those of shareholders. The Plan is also expected to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain talented individuals to serve as members of the Board of Directors by furnishing additional incentives whereby such present and future directors may be encouraged to acquire, or to increase their acquisition of, Common Stock, thus maintaining their personal and proprietary interests in the Company's continued success and progress.

2. ADMINISTRATION. Grants of options under the Plan shall be automatic. The Plan is intended to be a "formula" plan as recognized by Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and shall be interpreted accordingly.

         The Board of Directors has delegated to its Compensation Committee (the "Committee") authority to oversee and carry out the provisions of the Plan, and to assume such other duties as are contemplated for such Committee under the terms of the Plan.

         The Committee is responsible to the Board of Directors for the operation of the Plan. The interpretation and construction of any provision of the Plan by the Committee is final, unless otherwise determined by the Board.

3. ELIGIBILITY. Except as provided otherwise in this Paragraph 3, options under the Plan shall be granted in accordance with Paragraph 5 to each member of the Board of Directors of the Company and of its bank subsidiaries who is not also an employee of the Company or its subsidiaries; provided that shares of Common Stock remain available for grant hereunder in accordance with Paragraph 4. No employee of the Company or its subsidiaries who is also a member of the Company's Board of Directors may participate in the Plan. A Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

4. SHARES SUBJECT TO PLAN. The shares of the Company's Common Stock subject to the Plan shall be authorized but unissued, or re-acquired. Subject to adjustment in accordance with the provisions of Paragraph 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be 84,491. Any shares subject to an option which for any reason expires or is terminated unexercised may again be subject to an option under the Plan.

5. TERMS AND CONDITIONS OF OPTIONS. All awards made under the Plan are evidenced by written agreements between the Company and the participant.

         (a) Grant. Upon the adjournment of the Company's annual meeting of shareholders each year, each person who has served as a non-employee director of the Company or any of its bank subsidiaries during the immediately preceding year shall be granted an option to purchase five hundred (500) shares of the Company's Common Stock, up to a maximum of five thousand (5,000) shares per director.

         (b) Option Price. The exercise price of each option granted under the Plan shall be 100% of the fair market value of the shares of Common Stock of the Company on the date of the annual meeting of shareholders upon adjournment of which such option is granted (the "Grant Date"), as determined by the last sales price on such Grant Date or, if no shares were traded on the Grant Date, on the next preceding day on which the shares were traded, as quoted by a national quotation service. If the shares are listed on a national securities exchange, "Fair Market Value" means the closing price of the shares on such national securities exchange on the Grant Date or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported on National Quotation Bureau, Inc. or other national quotation service.

         The maximum aggregate fair market value (determined as of the grant date) of the shares with respect to which stock options are exercisable for the first time by the Grantee during any calendar year shall not exceed $100,000.

         (c) Medium and Time of Payment. The option price shall be payable in full upon exercise of an option in cash or check. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Grantee (or other person entitled to exercise the options granted) a certificate or certificates for such shares.

         (d) Term. Each option granted under the Plan shall, to the extent not previously exercised, terminate and expire at the earlier of ten (10) years after grant, or the date set forth in subparagraph 5(g) below.

         (e) Exercisability. Each option granted under the Plan shall, unless earlier terminated as provided hereinafter in Paragraph 5(g), become exercisable on the Grant Date.

         (f) Method of Exercise. All options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company's principal place of business.

         (g) Effect of Termination of Directorship or Death.

                  (i) Termination of Directorship. In the event that a Grantee during his directorship ceases to be a director of the Company or one of its banking subsidiaries for any reason other than death or permanent and total disability, any option or unexercised portion thereof which was otherwise exercisable on the date of termination of directorship, shall expire unless exercised within a period of ninety (90) days from the date on which the Grantee ceased to be a non-employee director, but in no event after the term provided in the Grantee's Agreement.

                  (ii) Death or Permanent and Total Disability. In the event that a Grantee during his directorship ceases to be a director of the Company or one of its banking subsidiaries by reason of death or permanent and total disability, any option or unexercised portion thereof which was otherwise exercisable on the date such Grantee's directorship ceased shall expire unless exercised within a period of one (1) year from the date on which the Grantee ceased to be a non-employee director by reason of his death or permanent and total disability, but in no event after the term provided in the Grantee's Agreement.

                  In the event of the death of a Grantee, the option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

                  Permanent and total disability as used herein is as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986 (the "Code").

         (h) Nonassignability of Option Rights. Options may not be transferred except by will or the laws of descent and distribution. During the lifetime of the Grantee, the option shall be exercisable only by the Grantee.

         (i) Rights as Shareholder. Neither the Grantee nor the Grantee's successors shall have rights as a shareholder of the Company with respect to shares of common stock covered by the Grantee's option until the Grantee or the Grantee's successors become the holder of record of such shares.

6.       ADJUSTMENTS.

         (a) Recapitalization. In the event that dividends are payable in common stock of the Company or in the event there are splits, subdivisions or combinations of shares of common stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of an option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         (b) Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of common stock of the Company upon exercise of the options, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Grantee provide that the option (including the portion not then exercisable) must be exercised within sixty (60) days of the date of such notice or will be terminated.

         (c) General Restriction. Each option shall be subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

7. EFFECTIVE DATE AND DURATION OF PLAN.

         (a)  Effective  Date.  If  approved  by  the  Board  of  Directors  and
shareholders  of  the  Company,   the  Plan  shall  become  effective  upon  the
adjournment of the 2007 Annual Shareholder Meeting (May 17, 2007).

         (b) Duration. The Plan shall remain in effect until all shares subject to or which may become subject to the Plan shall have been purchased pursuant to options granted under the Plan; provided that options under the Plan must be granted within ten (10) years from the Effective Date.

8. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

9. AMENDMENT. The Board of Directors of the Company, by majority vote, may amend the Plan; provided, however, that without the approval of the shareholders of the Company, no such amendments shall change:

         (a) The maximum number of shares of Common Stock as to which options may be granted under the Plan (except by operation of the adjustment provision of the Plan); or

         (b) The date on which the Plan will terminate as provided by Paragraph 7(b) of the Plan; or

         (c) The number of shares of Common Stock subject to each option; or

         (d) The option price as provided under Paragraph 5(b) of the Plan; or

         (e) The provision of Paragraph 3 of the Plan relating to the determination of persons to whom options may be granted; or

         (f) The provisions of the Plan in such a manner so as to increase materially (within the meaning of Rule 16b-3 of the Exchange Act) the benefits accruing under the Plan.

         The provisions of the Plan determining (i) the persons eligible to receive grants of options, (ii) the timing of option grants, (iii) the number of shares subject to options, (iv) the exercise price of options, (v) the periods during which options are exercisable, and (vi) the dates on which options terminate, may not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA or the rules and regulations thereunder.

10. BINDING EFFECT. All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company, all eligible non-employee directors participating in the Plan, and all persons eligible or who become eligible to participate in the Plan.